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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

IRONWOOD PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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301 Binney Street
Cambridge, Massachusetts 02142

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS OF
IRONWOOD PHARMACEUTICALS, INC.

Date:	Wednesday, June 1, 2016
Time:	9 a.m. - 10 a.m. Eastern Time
Place:	Ironwood Pharmaceuticals, Inc. 301 Binney Street Cambridge, MA 02142
Purpose:	We are holding the annual meeting for stockholders to consider three company sponsored proposals as follows:
	1.	To elect our Class III directors, each for a three-year term;
2.
To reapprove the material terms of the performance goals under our Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan, or our 2010 Plan, pursuant to the performance-based compensation exemption requirements of Section 162(m) of the Internal Revenue Code of 1986; and
	3.	To ratify our audit committee's selection of Ernst & Young LLP as our auditors for 2016.
We will also consider action on any other matter that may be properly brought before the meeting or any postponement(s) or adjournment(s) thereof.

        Our board of directors recommends you vote "for" each of the nominees for Class III director (proposal no. 1), "for" the reapproval of the material terms of the performance goals under our 2010 Plan (proposal no. 2) and "for" ratification of our selection of auditors (proposal no. 3).    Only stockholders of record at the close of business on April 8, 2016 are entitled to notice of and to vote at the meeting.

        We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders on the internet. We believe these rules allow us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

        You are cordially invited to attend the annual meeting in person. To ensure that your vote is counted at the annual meeting, however, please vote as promptly as possible.

Proxy Material Mailing Date:	Sincerely,
April 15, 2016	Senior Vice President, Chief Legal Officer, and Secretary

General Information	1
Security Ownership of Certain Beneficial Owners and Management	4
Certain Relationships and Related Transactions	8
Proposal No. 1—Election of Directors	10
Directors and Corporate Governance	10
Executive and Director Compensation	20
Proposal No. 2—Repproval of the Material Terms of the Performance Goals under our Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan	48
Proposal No. 3—Ratification of our Selection of Auditors	56
Section 16(a) Beneficial Ownership Reporting Compliance	57
Stockholder Communications, Proposals and Nominations for Directorships	57
SEC Filings	58
Appendix A—Ironwood Pharmaceuticals, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan	A-1

301 Binney Street
Cambridge, Massachusetts 02142

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        Our board of directors is soliciting proxies for the 2016 annual meeting of stockholders. This proxy statement explains the agenda, voting information and procedures for the meeting. Please read it carefully. This proxy statement and related materials are first being made available to stockholders on or about April 15, 2016, and the notice of internet availability of proxy materials is first being sent to our stockholders on the same day.

        In this proxy statement, references to "the company" or "Ironwood" and, except within the Audit Committee Report and the Compensation Committee Report, references to "we", "us" or "our" mean Ironwood Pharmaceuticals, Inc. LINZESS® is a trademark of Ironwood Pharmaceuticals, Inc. Any other trademarks referred to in this proxy statement are the property of their respective owners. All rights reserved.

        The contents of our website are not incorporated into this document and you should not consider information provided on our website to be part of this document.

        Who can vote.    Only stockholders of record of either of our two series of common stock, our Class A common stock and our Class B common stock, at the close of business on April 8, 2016 can vote at the meeting.

        Quorum.    In order to hold and complete the business of the annual meeting, we must have a majority of the votes entitled to be cast represented in person or by proxy at the meeting. On our record date, April 8, 2016, we had 144,600,983 shares of our common stock outstanding and entitled to vote (128,474,837 shares of our Class A common stock and 16,126,146 shares of our Class B common stock).

        With respect to all matters that will come before the meeting, each share is entitled to one vote, and holders of shares of our Class A common stock and of our Class B common stock will vote together as a single class.

        Notice of internet availability of proxy materials.    Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, we are sending a notice of internet availability of proxy materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the notice and to request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the internet and how to request a printed copy may be found in the notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the internet or through email to help reduce the environmental impact of our annual meetings.

        Voting procedures—stockholders of record and beneficial owners.    You are a stockholder of record if your shares of our stock are registered directly in your own name with our transfer agent, Computershare Trust Company, N.A., or Computershare. You are a beneficial owner if a brokerage firm, bank, trustee or other agent, called a "nominee", holds your stock. This is often called ownership in "street name" because your name does not appear in the records of Computershare. If you hold your shares in street name, you should receive a voting instruction form from your broker nominee.

  How to vote your shares.

        If you are a stockholder of record, there are four ways to vote:

  •
  In person.  You may vote in person at the annual meeting. We will give you a ballot when you arrive. Directions to the annual meeting, which is being held at our corporate headquarters located at 301 Binney Street, Cambridge, MA 02142, are available through the About Us section of our website at www.ironwoodpharma.com, under the heading Contact Us.

  •
  Via the Internet.  You may vote by proxy via the internet by following the instructions provided on the notice of internet availability of proxy materials or the proxy card. You must have the control number that is on either the notice or the proxy card when voting.

  •
  By Telephone.  If you request printed copies of the proxy materials by mail and you live in the United States or Canada, you may vote by proxy by calling the toll free number found on the proxy card. You must have the control number that is on the proxy card when voting.

  •
  By Mail.  If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

        If you are a beneficial owner of shares held in street name, there are four ways to provide voting instructions:

  •
  In person.  If you wish to vote in person at the annual meeting, you must obtain a legal proxy from the nominee that holds your shares. Please contact that nominee for instructions regarding obtaining a legal proxy. Directions to the annual meeting, which is being held at our corporate headquarters located at 301 Binney Street, Cambridge, MA 02142, are available through the About Us section of our website at www.ironwoodpharma.com, under the heading Contact Us.

  •
  Via the Internet.  You may provide voting instructions via the internet by following the instructions provided on your voting instruction form.

  •
  By Telephone.  If it is allowed by your nominee, you may provide voting instructions by calling the toll free number found on your voting instruction form.

  •
  By Mail.  You may provide voting instructions by filling out the voting instruction form and sending it back in the envelope provided.

        How you may revoke your proxy or voting instructions.    If you are a stockholder of record, you may revoke or amend your proxy at any time before it is voted at the annual meeting by writing to us directly "revoking" your earlier proxy, submitting a new proxy with a later date by mail, over the telephone or on the internet, or by attending the meeting and voting in person. Your last dated proxy timely received prior to or vote cast at the annual meeting will be counted. If you hold your shares in street name, you must follow the instructions on your voting instruction form to revoke or amend any prior voting instructions.

        What if you receive more than one notice of internet availability of proxy materials, proxy card or voting instruction form?    This means that you may have more than one account at Computershare and/or with a nominee. Your notice of internet availability of proxy materials, proxy card or voting instruction form lists the number of shares you are voting. Please vote the shares on all notices of internet availability of proxy materials, proxy cards and voting instruction forms that you receive.

        We recommend you consolidate your holdings under the same name, address and tax identification number, if possible. This will eliminate some duplication of mailings and reduce costs. Please contact your nominee to consolidate accounts, or our transfer agent, Computershare, at (800) 662-7232, as applicable.

        Abstentions and "broker non-votes".    If you are a stockholder of record and you vote "abstain" or "withhold" on any matter, your shares will not be voted on that matter and will not be counted as votes cast in the final tally of votes on that matter. However, your shares will be counted for purposes of determining whether a quorum is present. If you are a beneficial owner holding through a broker nominee, you may instruct your nominee that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominees for director.

        A broker nominee generally may not vote on "non-routine" matters without receiving your specific voting instructions. This is called a "broker non-vote." Like abstentions, broker non-votes are counted as present and entitled to vote for quorum purposes, but are not counted as votes cast. At the annual meeting, your broker nominee will not be able to submit a vote on the election of directors or the reapproval of the performance goals under our Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan, or the 2010 Plan, unless it receives your specific instructions. If your nominee does not receive your specific instructions for these proposals, it will submit a broker non-vote. The broker nominee will, however, be able to vote on the ratification of the selection of our independent auditors even if it does not receive your instructions, so we do not expect any broker non-votes will exist in connection with this proposal.

        Discretionary authority.    If you are a stockholder of record and you properly submit your proxy without making any specific selections, your shares will be voted on each matter before the annual meeting in the manner recommended by our board. If other matters not included in this proxy statement properly come before the annual meeting, the persons named on the proxy card, or otherwise designated, will have the authority to vote on those matters for you as they determine. At this time, we are not aware of any matters that will come before the annual meeting other than those disclosed in this proxy statement. If you are a beneficial owner of shares held in street name, please see the discussion above regarding broker non-votes and the rules related to voting by nominees.

        Vote required.    The required vote for each of the proposals expected to be acted upon at the annual meeting is described below.

  1.
  Proposal No. 1—Election of Class III Directors:    the four nominees for director with the highest number of affirmative votes will be elected as directors to serve for three-year terms and until their successors are duly elected and qualified or until their death, resignation or removal. Because there is no minimum vote required, abstentions and broker non-votes will not affect the outcome of this proposal.

  2.
  Proposal No. 2—Reapproval of the Material Terms of the Performance Goals under our 2010 Plan:    the approval of this proposal requires a majority of the votes cast for or against the proposal. Broker nominees do not have discretion to vote on this proposal without your instruction; if you do not instruct your nominee how to vote on this proposal, your nominee will deliver a non-vote. Abstentions and broker non-votes will not otherwise affect the outcome of this proposal.

  3.
  Proposal No. 3—Ratification of Auditors:    the approval of this proposal requires a majority of the votes cast for or against the proposal. Abstentions will not affect the outcome of this proposal. Further, because we believe this matter to be routine, a broker nominee may vote on your behalf if you do not otherwise provide instructions. As a result, we do not expect there will be any broker non-votes on this matter.

        Results of the voting.    We expect to announce the preliminary voting results at the annual meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

        Costs of solicitation.    We will pay the costs of soliciting proxies. We will solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Our directors, our officers and our employees also may solicit proxies on our behalf, personally, electronically or by telephone or other means, without additional compensation. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We have engaged one such third party, The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of expenses that are not expected to exceed $10,000 in the aggregate.

        Audio of annual meeting to be broadcast on our website.    The audio portion of our annual meeting will be broadcast live over the internet through a webcast that will be accessible through the Investors section of our website at www.ironwoodpharma.com. The contents of our website are not incorporated into this document and you should not consider information provided on our website to be part of this document.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 31, 2016 for:

  •
  each person whom we know beneficially owns more than five percent of our common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

        The percentage of common stock beneficially owned by each person is based on 144,498,337 shares of common stock outstanding on March 31, 2016 (128,372,191 shares of Class A common stock and 16,126,146 shares of Class B common stock). Each share of Class B common stock is convertible at any time into one share of Class A common stock. Shares of common stock that may be acquired within 60 days following March 31, 2016 pursuant to the exercise of options or the vesting of restricted stock units, or RSUs, are included in the holdings of each stockholder, as applicable, and are deemed to be outstanding for the purpose of computing the percentage ownership of such holder. Such amounts, however, are not included in the holdings of any other stockholder in the table and are not deemed to be outstanding for computing the percentage ownership of any other holder shown in the table. Beneficial ownership representing less than one percent is denoted with an "*."

        Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Ironwood Pharmaceuticals, Inc., 301 Binney Street, Cambridge, Massachusetts 02142.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
					% Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%
Officers and Directors
Peter M. Hecht(2)	1,289,582	*	4,986,309	30.3	4.3
Tom Graney(3)	108,377	*	—	*	*
Mark G. Currie(4)	575,139	*	770,000	4.7	*
Halley E. Gilbert(5)	354,506	*	152,250	*	*
Thomas A. McCourt(6)	400,727	*	240,000	1.5	*
George H. Conrades(7)	45,665	*	573,755	3.6	*
Andrew Dreyfus(8)	—	*	—	*	*
Marsha H. Fanucci	36,334	*	44,863	*	*
Terrance G. McGuire(9)	50,960	*	40,000	*	*
Julie H. McHugh	43,109	*	—	*	*
Lawrence S. Olanoff	11,031	*	—	*	*
Edward P. Owens	134,006	*	—	*	*
Bryan E. Roberts(10)	83,978	*	40,000	*	*
Christopher T. Walsh	47,160	*	303,026	1.9	*
Douglas E. Williams	36,334	*	—	*	*

All executive officers and directors as a group (14 persons)(11)	3,216,908	2.5	7,150,203	41.5	7.0

5% Security Holders
FMR LLC (Fidelity)(12)	19,372,317	15.1	—	*	13.4
Wellington Management Group LLP(13)	17,778,210	13.8	—	*	12.3
Janus Capital Management(14)	15,761,477	12.3	—	*	10.9
Entities associated with OrbiMed(15)	11,226,400	8.7	—	*	7.8
Blackrock, Inc.(16)	9,444,903	7.4	—	*	6.5
Point72(17)	9,380,684	7.3	—	*	6.5
The Vanguard Group(18)	8,810,823	6.9	—	*	6.1
T. Rowe Price(19)	6,613,968	5.2	—	*	4.6

(1)
Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class, on matters in which holders of our Class B common stock are entitled to one vote per share. Each share of Class A common stock and each share of Class B common stock has one vote per share, except (a) on the following matters (on which each share of Class A common stock has one vote per share and each share of Class B common stock has ten votes per share), if submitted to a vote of stockholders: (i) adoption of a merger or consolidation agreement involving Ironwood; (ii) a sale of all or substantially all of Ironwood's assets; or (iii) a dissolution or liquidation of Ironwood; and (b) on every matter if and when any individual, entity or "group" (as such term is used in Regulation 13D of the Securities Exchange Act of 1934, as amended, or the Exchange Act) has, or has publicly disclosed (through a press release or a filing with the SEC) an intent to have, beneficial ownership of 30% or more of the number of outstanding shares of Class A common stock and Class B common stock, combined. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including those set forth in this proxy statement) submitted to a vote of stockholders, unless otherwise required by our certificate of incorporation or bylaws. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

(2)
Includes 1,289,582 shares of Class A common stock and 315,987 shares of Class B common stock issuable to Dr. Hecht upon the exercise of options that are exercisable within 60 days following March 31, 2016.

(3)
Includes 85,740 shares of Class A common stock issuable to Mr. Graney upon the exercise of options that are exercisable within 60 days following March 31, 2016.

(4)
Includes 549,581shares of Class A common stock and 385,000 shares of Class B common stock issuable to Dr. Currie upon the exercise of options that are exercisable within 60 days following March 31, 2016.

(5)
Includes 285,559 shares of Class A common stock and 152,250 shares of Class B common stock issuable to Ms. Gilbert upon the exercise of options that are exercisable within 60 days following March 31, 2016.

(6)
Includes 373,415 shares of Class A common stock and 240,000 shares of Class B common stock issuable to Mr. McCourt upon the exercise of options that are exercisable within 60 days following March 31, 2016.

(7)
Includes 483,755 shares of Class B common stock held by Longfellow Venture Partners I, LLC, of which Mr. Conrades is the sole manager.

(8)
Mr. Dreyfus was elected a director effective April 6, 2016.

(9)
Includes 1,626 shares of Class A common stock held by Polaris Venture Management Co. II, L.L.C. and 29,117 shares of Class A common stock and 40,000 shares of Class B common stock held by Bartlett Partners, LLC. Mr. McGuire is a managing member of Bartlett Partners, LLC and Polaris Venture Management Co. II, L.L.C. and has shared voting and investment authority over these shares.

(10)
Includes 18,910 shares of Class A common stock held by VHCP Management, LLC and 33,117 shares of Class A common stock and 40,000 shares of Class B common stock held by VR Management, LLC. Dr. Roberts is a managing member of VHCP Management, LLC and a member of VR Management, LLC, and as such, he may be deemed to have voting and investment power with respect to these shares. Dr. Roberts disclaims beneficial ownership with respect to these shares except to the extent of his indirect pecuniary interest therein. Further, under an agreement between Dr. Roberts and VR Management, LLC, Dr. Roberts is deemed to hold 16,866 shares of the Class A common stock registered in his name for the sole benefit of VR Management, LLC, and must hold or sell the shares solely upon the direction of VR Management, LLC. Dr. Roberts disclaims beneficial ownership with respect to these shares except to the extent of his indirect pecuniary interest therein. The address of VHCP Management, LLC and VR Management, LLC is 3340 Hillview Avenue, Palo Alto, CA 94304.

(11)
Includes 2,583,877 shares of Class A common stock and 1,093,237 shares of Class B common stock issuable upon the exercise of options that are exercisable within 60 days following March 31, 2016. Mr. Dreyfus was elected a director effective April 6, 2016, and therefore his beneficial ownership information is not included in this amount.

(12)
Based upon the information provided by FMR LLC ("FMR") and Abigail P. Johnson in a Schedule 13G/A filed on February 12, 2016, reporting as of December 31, 2015. According to this Schedule 13G/A, (i) FMR has sole voting power with respect to 2,066,655 of these shares, sole dispositive power with respect to all of these shares, and shared voting and dispositive power with respect to none of these shares, and (ii) Ms. Johnson has neither sole nor shared voting power with respect to these shares and sole dispositive power with respect to all of these shares and shared dispositive power with respect to none of these shares. The address of FMR and Ms. Johnson is 245 Summer Street, Boston, MA 02210.

(13)
Based upon the information provided by Wellington Management Group LLP ("Wellington"), Wellington Group Holdings LLP ("Wellington Group"), Wellington Investment Advisors Holdings LLP ("Wellington Investment") and Wellington Management Company LLP ("Wellington Management," collectively with Wellington, Wellington Group and Wellington Investment, the "Wellington Entities") in a Schedule 13G/A filed on February 11, 2016, reporting as of December 31, 2015. According to this Schedule 13G/A, (i) Wellington has sole voting and dispositive power with respect to none of these shares, shared voting power with respect to 11,116,645 of these shares, and shared dispositive power with respect to all of these shares, (ii) Wellington Group has sole voting and dispositive power with respect to none of these shares, shared voting power with respect to 11,116,645 of these shares, and shared dispositive power with respect to all of these shares, (iii) Wellington Investment has sole voting and dispositive power with respect to none of these shares, shared voting power with respect to 11,116,645 of these shares, and shared dispositive power with respect to all of these shares, and (iv) Wellington Management has sole voting and dispositive power with respect to none of these shares, shared voting power with respect to 10,598,074 of these shares, and shared dispositive power with respect to 16,811,923 of these shares. The address of the Wellington Entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(14)
Based upon the information provided by Janus Capital Management LLC ("Janus Capital") in a Schedule 13G/A filed on February 16, 2016, reporting as of December 31, 2015. According to this Schedule 13G/A, Janus Capital has sole voting and sole dispositive power with respect to all of these shares, and shared voting and dispositive power with respect to none of these shares. The address of Janus Capital is 151 Detroit Street, Denver, CO 80206.

(15)
Based upon the information provided by OrbiMed Advisors LLC ("OrbiMed Advisors"), OrbiMed Capital LLC ("OrbiMed Capital"), and Samuel D. Isaly (collectively, the "OrbiMed Persons") in a Schedule 13G/A filed on February 16, 2016, reporting as of December 31, 2015. According to this Schedule 13G/A, (i) OrbiMed Advisors beneficially owns 4,509,500 of these shares, having sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power with respect to all of such shares, (ii) OrbiMed Capital beneficially owns 6,716,900 of these shares, having sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power with respect to all of such shares, and (iii) Samuel D. Isaly may be deemed to beneficially own all 11,226,400 of these shares, having sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power with respect to all of such shares. The address of the OrbiMed Persons is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(16)
Based upon the information provided by Blackrock, Inc. ("Blackrock") in a Schedule 13G/A filed on February 10, 2016, reporting as of December 31, 2015. According to this Schedule 13G/A, Blackrock has sole voting power with respect to 9,167,345 of these shares, sole dispositive power with respect to all of these shares, and shared voting and dispositive power with respect to none of these shares. The address of Blackrock is 55 East 52nd Street, New York, NY 10055.

(17)
Based upon the information provided by Point72 Asset Management, L.P. ("Point72 Asset"), Point72 Capital Advisors, Inc. ("Point72 Capital"), Cubist Systematic Strategies, LLC ("Cubist"), EverPoint Asset Management, LLC ("EverPoint"), Rubric Capital Management, LLC ("Rubric") and Steven A. Cohen in a Schedule 13G/A filed on February 12, 2016, reporting as of February 11, 2016. According to this Schedule 13G/A, (i) Point72 Asset beneficially owns 6,574,503 of these shares, having sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power with respect to all of such shares, (ii) Point72 Capital beneficially owns 6,574,503 of these shares, having sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power with respect to all of such shares, (iii) Cubist beneficially owns 6,181 of these shares, having sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power with respect to all of such shares, (iv) EverPoint beneficially owns 2,800,000 of these shares, having sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power with respect to all of such shares, (v) Rubric beneficially owns none of these shares, and (vi) Steven A. Cohen may be deemed to beneficially own all 9,380,684 of these shares, having sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power with respect to all of such shares. The address of Point72 Asset, Point72 Capital, Rubric, and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902. The address of Cubist is 330 Madison Avenue, New York, NY 10173. The address of EverPoint is 510 Madison Avenue, New York, NY 10022.

(18)
Based upon the information provided by The Vanguard Group ("Vanguard") in a Schedule 13G/A filed on February 10, 2016, reporting as of December 31, 2015. According to this Schedule 13G/A, Vanguard has sole voting power with respect to 280,205 of these shares, sole dispositive power with respect to 8,528,218 of these shares, shared voting power with respect to 10,200 of these shares and shared dispositive power with respect to 282,605 of these shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(19)
Based upon the information provided by T. Rowe Price Associates, Inc. ("T. Rowe Price") in a Schedule 13G filed on February 11, 2016, reporting as of December 31, 2015. According to this Schedule 13G, T. Rowe Price has sole voting power with respect to 695,999 of these shares, sole dispositive power with respect to all of these shares, and shared voting and dispositive power with respect to none of these shares. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since January 1, 2015, except as described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described under the caption Executive and Director Compensation appearing elsewhere in this proxy statement.

Registration Rights

        Each of Mr. Conrades, Dr. Hecht and our former director Joseph C. Cook, who retired from our board in June 2015 (and certain of their affiliated entities), as well as Venrock, had registration rights with respect to certain of their shares of our capital stock until such registration rights expired on or about February 2, 2015 or earlier, pursuant to our eighth amended and restated investors' rights agreement. Until expiration of such rights, the holders of shares of common stock having demand registration rights under the investors' rights agreement had the right to require that we register their shares of Class A common stock into which their shares of Class B common stock converted, provided certain conditions were met. If we registered any securities for public sale, the stockholders that had piggyback registration rights under the investors' rights agreement had the right to include their shares in the registration, subject to specified exceptions. Additionally, the stockholders that had S-3 registration rights under the investors' rights agreement were permitted to request that we register their shares, provided, among other things, that the total price of the shares of common stock offered to the public was at least $500,000. These S-3 registration rights were wholly distinct from the demand registration rights and piggyback registration rights.

Indemnification Agreements

        We have entered into indemnification agreements with each of our current directors and certain of our officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We intend to enter into indemnification agreements with our future directors and executive officers.

Procedures for Related Party Transactions

        Under our code of business conduct and ethics, our employees, officers and directors are discouraged from entering into any transaction that may create or give the appearance of a conflict of interest. In addition, they must report any potential conflict of interest, including related party transactions, to certain members of our management or the chair of our audit committee. Pursuant to its charter, our audit committee must approve any related party transactions, including those transactions involving our directors. In approving or rejecting a proposed transaction, the audit committee considers the relevant facts and circumstances available to and deemed relevant by the audit committee, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director's independence. Our audit committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion. A copy of our code of business conduct and ethics and our audit committee charter are available through the Investors section of our website at www.ironwoodpharma.com, under the heading Corporate Governance.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our board recommends that you vote for each of the
Class III directors up for election.

        Our board of directors currently consists of 11 members, ten of whom are non-employee members. In accordance with the terms of our certificate of incorporation, our board of directors is divided into three classes, and the directors in each class serve for three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting in the year in which their term expires. The current members of each class are set forth in the table below under Directors. In April 2016, Mr. Conrades and Dr. Roberts announced their intention to transition off of our board effective as of the 2016 annual meeting.

        Our board has nominated each of our current class III directors—Ms. Fanucci, Messrs. McGuire and Owens and Dr. Walsh—for election at the 2016 annual meeting. Each of Ms. Fanucci, Messrs. McGuire and Owens and Dr. Walsh has indicated his or her willingness to serve if elected. Should any nominee become unavailable for election at the annual meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by our board.

Vote Required

        The four nominees for director with the highest number of affirmative votes will be elected as directors to serve for three years and until their successors are duly elected and qualified or until their death, resignation or removal. Because there is no minimum vote required, abstentions and broker non-votes will not affect the outcome of this proposal.

DIRECTORS AND CORPORATE GOVERNANCE

Board Composition and Structure

        Our certificate of incorporation states that our board shall consist of between one and 15 members, and the precise number of directors shall be fixed by a resolution of our board. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our certificate of incorporation provides that our directors may be removed only for cause by a majority of the stockholders entitled to vote on such removal. Any vacancy in the board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office. Any additional directorships resulting from an increase in the number of directors will be apportioned by our board among the three classes.

        We separate the roles of chair of the board and chief executive officer and rotate the chairperson approximately every five years. Our board believes that this structure enhances the board's oversight of, and independence from, management, and enables the board to carry out its responsibilities on behalf of our stockholders. This leadership structure also allows Dr. Hecht, our chief executive officer, to focus his time and energy on operating and managing the company, while leveraging the experience and perspective of Mr. McGuire, who became the chair of our board in 2015. As set forth in our corporate governance guidelines, our board of directors currently anticipates that its chairperson shall rotate approximately every five years, unless the governance and nominating committee recommends otherwise. We expect this rotation will take place in approximately 2020.

Directors

        We believe that our board of directors should be comprised of individuals with sophistication and experience in many substantive areas that will help us achieve our goals of creating and commercializing medicines that make a difference for patients, building value for our fellow stockholders, and empowering our passionate team.

        The core criteria that we use in evaluating each nominee to our board consists of the following: (a) an owner-oriented attitude and a commitment to represent the interests of our stockholders, demonstrated, in part, through ownership of our capital stock; (b) strong personal and professional ethics, integrity and values; (c) strong business acumen and savvy; (d) a deep, genuine passion for our business and the patients whom we serve; (e) demonstrated achievement in the nominee's field of expertise; (f) the absence of conflicts of interest that would impair the nominee's ability to represent the interests of our stockholders; (g) the ability to dedicate the time necessary to regularly participate in meetings of the board and committees of our board; and (h) the potential to contribute to the diversity of our board of directors, as a result of the nominee's professional background, expertise, gender, age or ethnicity. We believe that all current members of our board of directors possess the professional and personal qualifications necessary to serve on our board of directors.

        Our governance and nominating committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. To date, our governance and nominating committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it reserves the right to engage executive search firms and other third parties to assist in finding suitable candidates. Stockholders who wish to recommend candidates may contact the governance and nominating committee in the manner described in Stockholder Communications, Proposals and Nominations for Directorships—Communications. Stockholder-recommended candidates whose recommendations comply with these procedures will be evaluated by the governance and nominating committee in the same manner as candidates identified by the governance and nominating committee.

        The following table sets forth certain information, as of April 15, 2016, with respect to each of our directors:

Name	Age	Class	Year term expires	Audit committee	Governance and Nominating committee	Compensation and HR committee
Marsha H. Fanucci	62	III	2016	C
Terrance G. McGuire, Chair	60	III	2016		✓
Edward P. Owens	69	III	2016			C
Christopher T. Walsh, Ph.D.	72	III	2016		C
Andrew Dreyfus	57	I	2017	✓
Peter M. Hecht, Ph.D., Chief Executive Officer	52	I	2017
Bryan E. Roberts, Ph.D.(1)	49	I	2017		✓
Julie H. McHugh	51	I	2017	✓
George H. Conrades(1)	77	II	2018			✓
Lawrence S. Olanoff, M.D., Ph.D.	64	II	2018		✓
Douglas E. Williams, Ph.D.	58	II	2018			✓

(1)
Mr. Conrades and Dr. Roberts will be transitioning off of our board at the 2016 annual meeting.

"C"
indicates chair of the committee.

Class III Directors (accepted nomination for election at the 2016 annual meeting)

        Marsha H. Fanucci has served as a director since 2009. Ms. Fanucci served as senior vice president and chief financial officer of Millennium Pharmaceuticals, Inc. from July 2004 through January 2009, where she was responsible for corporate strategy, treasury, financial planning and reporting and operations. While at Millennium, she also served as vice president, finance and corporate strategy and vice president, corporate development and strategy. Previously, she was vice president of corporate development and strategy at Genzyme Corporation, a biotechnology company, from 1998 to 2000. From 1987 to 1998, Ms. Fanucci was employed at Arthur D. Little, Inc. where she most recently served as vice president and director. Ms. Fanucci presently serves on the board of directors of Momenta Pharmaceuticals, Inc. and Alnylam Pharmaceuticals, Inc. She received her B.S. in pharmacy from West Virginia University and her M.B.A. from Northeastern University. Because of her extensive financial experiences at Millennium Pharmaceuticals and Genzyme in addition to her directorships at Momenta Pharmaceuticals and Alnylam Pharmaceuticals, we believe that Ms. Fanucci provides valuable industry insight and essential financial expertise as we execute our corporate objectives.

        Terrance G. McGuire has served as a director since 1998 and as chair of our board since 2015. Mr. McGuire was a co-founder and is currently a general partner of Polaris Partners. Prior to starting Polaris Partners in 1996, Mr. McGuire spent seven years at Burr, Egan, Deleage & Co., investing in early stage medical and information technology companies. He serves on the board of directors of Acceleron Pharma Inc. and Pulmatrix, Inc. and several private companies and has served on the boards of Akamai Technologies, Inc., Aspect Medical Systems, Inc., Cubist Pharmaceuticals, Inc., deCODE genetics, Inc., Trevena, Inc. and various private companies. Mr. McGuire is the former chairman of the National Venture Capital Association, which represents ninety percent of the venture capitalists in the U.S., chairman of the board of the Thayer School of Engineering at Dartmouth College, and a member of the boards of The David H. Koch Institute for Integrative Cancer Research at the Massachusetts Institute of Technology and The Arthur Rock Center for Entrepreneurship at Harvard Business School. Mr. McGuire earned a B.S. in physics and economics from Hobart College, an M.S. in engineering from The Thayer School at Dartmouth College, and an M.B.A from Harvard Business School. Mr. McGuire brings to our board extensive experience as a venture capitalist focused on the biotechnology industry, as well as many years of experience as a director of biotechnology companies guiding them in the execution of their corporate strategy and objectives.

        Edward P. Owens has served as a director since 2013. Mr. Owens was previously partner, portfolio manager and global industry analyst with Wellington Management Company, LLP where he worked in investment management since 1974. He was the portfolio manager of the Vanguard Health Care Fund for 28 years from its inception in May 1984 until his retirement from Wellington in December 2012. Mr. Owens has a B.S. in physics from the University of Virginia and an M.B.A. from Harvard Business School. He brings to our board extensive experience in evaluating and investing in life sciences companies, providing valuable insight as we continue to strive towards our goal of maximizing long-term shareholder value.

        Christopher T. Walsh has served as a director since 2003. Since October 2013, Dr. Walsh has been a consulting professor in Chemistry at Stanford University. Dr. Walsh was the Hamilton Kuhn Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School from 1991 to July 2013 and formerly was president of the Dana-Farber Cancer Institute and chairman of the Department of Biological Chemistry and Molecular Pharmacology at Harvard Medical School. He has performed extensive research in enzyme stereochemistry, reaction mechanisms and the mechanisms of action of anti-infective and immunosuppressive agents. Dr. Walsh serves on the Scientific Advisory Board for Abide Therapeutics Inc., Hua Medicine Ltd., Leap Therapeutics, Inc., Cidara Therapeutics, Inc. and the Bioventures Group of Health Care Ventures LLC. Dr. Walsh is also a board member of Achaogen, Inc. and Proteostasis Therapeutics, Inc. He is also on the board of directors of the nonprofit California Institute for Biomedical Research. Dr. Walsh received an A.B. in biology from Harvard

University and a Ph.D. in life sciences from The Rockefeller University, New York. Based on his expertise in biological chemistry and molecular pharmacology, Dr. Walsh has been, and will continue to be, instrumental as we discover, develop and commercialize innovative medicines targeting important therapeutic needs.

Class I Directors (term expires at the 2017 annual meeting)

        Andrew Dreyfus joined our board of directors in April 2016. Mr. Dreyfus has served as president and chief executive officer for Blue Cross Blue Shield of Massachusetts, or BCBSMA, one of the largest independent, not-for-profit Blue Cross Blue Shield plans in the country, since September 2010. From July 2005 to September 2010, Mr. Dreyfus served as the executive vice president of health care services of BCBSMA. Prior to joining BCBSMA, he served as the first president of the Blue Cross Blue Shield of Massachusetts Foundation. Mr. Dreyfus also previously served as executive vice president of the Massachusetts Hospital Association and held a number of senior positions in Massachusetts state government, including undersecretary of consumer affairs and business regulation. Mr. Dreyfus serves on the board of directors of BCBSMA, Blue Cross Blue Shield Association, the United Way of Massachusetts Bay and Merrimack Valley, the National Institute for Health Care Management, Jobs for Massachusetts, and the advisory boards of the Boston University School of Public Health and Ariadne Labs. Mr. Dreyfus received a B.A. in English from Connecticut College. Mr. Dreyfus brings to our board of directors significant expertise in the healthcare payer and reimbursement market, and broad management and executive leadership experience, providing valuable insight as we continue to develop and commercialize medicines in an evolving healthcare landscape.

        Peter M. Hecht has served as our chief executive officer and a director since our founding in 1998. Under his leadership, Ironwood has grown from nine Ph.D. scientists to a commercial biotechnology company. Prior to founding Ironwood, Dr. Hecht was a research fellow at Whitehead Institute for Biomedical Research. Dr. Hecht earned a B.S. in mathematics and an M.S. in biology from Stanford University, and holds a Ph.D. in molecular biology from the University of California at Berkeley. Dr. Hecht's experiences as one of our founders and his tenure as our chief executive officer make him a valuable member of our board of directors.

        Julie H. McHugh joined our board of directors in February 2014. Ms. McHugh most recently served as chief operating officer for Endo Health Solutions, Inc., from March 2010 through May 2013, where she was responsible for the specialty pharmaceutical and generic drug businesses. Prior to joining Endo, Ms. McHugh was the chief executive officer of Nora Therapeutics, Inc., a venture capital backed biotech start-up company focused on developing novel therapies for the treatment of infertility disorders. Before that she served as company group chairman for Johnson & Johnson's (J&J) worldwide virology business unit, and previously she was president of Centocor, Inc., a J&J subsidiary. While at J&J, Ms. McHugh oversaw the development and launches of several products, including Remicade® (infliximab), Prezista® (darunavir) and Intelence® (etravirine), and she was responsible for oversight of a research and development portfolio including compounds for HIV, hepatitis C, and tuberculosis. Prior to joining Centocor, Ms. McHugh led the marketing communications for gastrointestinal drug Prilosec® (omeprazole) at Astra-Merck Inc. She currently serves on the board of visitors for the Smeal College of Business of the Pennsylvania State University as well as on the board of directors of Aerie Pharmaceuticals, Inc., Epirus Biopharmaceuticals, Inc. and Trevena, Inc., all publicly held companies, and The New Xellia Group, a privately held company. She previously served on the board of directors for ViroPharma Inc., the Biotechnology Industry Organization (BIO), the Pennsylvania Biotechnology Association and the New England Healthcare Institute (NEHI). Ms. McHugh received her masters of business administration degree from St. Joseph's University and her Bachelor of Science degree from Pennsylvania State University. Ms. McHugh's experience as a chief executive officer and a chief operating officer at large multinational pharmaceutical companies make her a valuable member of our board of directors, particularly as we evolve as a company and seek to maximize our current product and execute on our corporate strategy and associated pipeline.

Class II Directors (term expires at the 2018 annual meeting)

        Lawrence S. Olanoff, M.D., Ph.D. joined our board of directors in April 2015. Dr. Olanoff most recently served as chief operating officer for Forest Laboratories, Inc. (acquired by Allergan plc) from October 2006 to December 2010. Dr. Olanoff also served as a director of Forest from October 2006 to July 2014. From July 2005 to October 2006, Dr. Olanoff was president and chief executive officer at Celsion Corporation. He also served as executive vice president and chief scientific officer of Forest from 1995 to 2005. Prior to joining Forest in 1995, Dr. Olanoff served as senior vice president of clinical research and development at Sandoz Pharmaceutical Corporation (now a division of the Novartis Group) and at the Upjohn Company in a number of positions including corporate vice president of clinical development and medical affairs. In addition, he is currently an adjunct assistant professor and special advisor to the president for corporate relations at the Medical University of South Carolina (MUSC), an ex-officio director of the MUSC Foundation for Research Development, chairman of the board of the Clinical Biotechnology Research Institute at Roper St. Francis Hospital and a board member of Axovant Sciences Ltd., the Horizon Project and the Zucker Institute for Applied Neurosciences. Dr. Olanoff received his Ph.D. in biomedical engineering and M.D. degree from Case Western Reserve University. Dr. Olanoff's detailed knowledge of the pharmaceutical industry, his broad operational experience and his research and development leadership over the course of his career make him an important asset to our board of directors.

        Douglas E. Williams, Ph.D. joined our board of directors in June 2014. Dr. Williams has been the founding president and chief executive officer of Codiak Biosciences Inc. since August 2015; previously he served as executive vice president, research and development at Biogen Inc. from January 2011 to July 2015. Before joining Biogen, Dr. Williams held several senior executive positions at ZymoGenetics Inc., a biopharmaceutical company, including chief executive officer and a director from January 2009 to October 2010, president and chief scientific officer from July 2007 to January 2009 and executive vice president, research and development and chief scientific officer from 2004 to July 2007. Previously, he held leadership positions within the biotechnology industry, including chief scientific officer and executive vice president of research and development at Seattle Genetics Inc., and senior vice president and Washington site leader at Amgen Inc. Dr. Williams also served in a series of scientific and senior leadership positions over a decade at Immunex Corp., including as executive vice president and chief technology officer and senior vice president of discovery research, as well as previously serving as a director of the company. Prior to that, Dr. Williams served on the faculty of the Indiana University School of Medicine and the Department of Laboratory Medicine at the Roswell Park Memorial Institute in Buffalo, New York. Dr. Williams serves on the board of directors of Regulus Therapeutics Inc. and previously served on the board of directors of Oncothyreon Inc., Aerovance Inc. and Array BioPharma Inc. Dr. Williams received his B.S. in Biological Sciences from the University of Massachusetts Lowell and Ph.D. in Physiology from the State University of New York at Buffalo, Roswell Park Memorial Institute Division. Dr. Williams brings to our board of directors significant senior management and scientific experience at biotechnology companies, which we believe is important to our goal of maximizing our current product and executing on our corporate strategy and associated pipeline.

Director Independence

        Under NASDAQ Rule 5605, a majority of a listed company's board of directors must be comprised of independent directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and governance and nominating committees be independent and that audit and compensation committee members satisfy the additional independence criteria set forth in Rule 10A-3 and 10C-1, respectively, under the Exchange Act. Under NASDAQ Rule 5605(a)(2), a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Our governance and nominating committee determined that none of Messrs. Conrades, Dreyfus, McGuire and Owens, Mses. Fanucci and McHugh, and Drs. Olanoff, Roberts, Walsh and Williams, representing ten of our 11 current directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under NASDAQ Rule 5605(a)(2). Our governance and nominating committee also determined that each of the current members of our audit committee, our governance and nominating committee, and our compensation and HR committee satisfies the independence standards for such committee established by Rule 10A-3 and 10C-1 under the Exchange Act, the SEC rules and the NASDAQ rules, as applicable. In making such determinations, our governance and nominating committee considered the information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the relationships that each such non-employee director has with Ironwood, including Drs. Olanoff and Walsh's service on our Pharmaceutical Advisory Committee and any payments for such services, the volume of business between BCBSMA, the company in which Mr. Dreyfus serves as president and chief executive officer, and Ironwood, which amounted to less than 1% of the annual revenues of each company, and all other facts and circumstances our governance and nominating committee deemed relevant in determining their independence.

Risk Oversight

        Our board retains ultimate responsibility for risk oversight, and our management retains the responsibility for risk management. In carrying out its risk oversight responsibilities, our board reviews the long- and short-term internal and external risks facing the company through its participation in long-range strategic planning, and the annual review and evaluation of corporate risks that the audit committee reports. Our board also believes that separating the roles of chair of the board and chief executive officer enhances the board's ability to oversee risk in an objective manner.

        We have implemented and continue to refine a formalized enterprise risk management process. On an ongoing basis, we identify key risks, assess their potential impact and likelihood, and, where appropriate, implement operational measures and controls or purchase insurance coverage in order to help ensure adequate risk mitigation. On a quarterly basis, key risks, status of mitigation activities, and potential new or emerging risks are reported to and discussed with senior management and further addressed with our board, as necessary. On at least an annual basis, a long-term comprehensive enterprise risk management update is provided to our board. The long-term goal of our enterprise risk management process is to ingrain a culture of risk awareness and mitigation throughout the organization that can be applied to our current business activities as well as our assessment and pursuit of future business opportunities.

        As set forth in its charter, our audit committee discusses with management and our independent registered public accounting firm any significant risks or exposures facing Ironwood, evaluates the steps management has taken or proposes to take to mitigate such risks, and reviews our compliance with such mitigation plans. As part of fulfilling these responsibilities, the audit committee meets regularly with Ernst & Young LLP, our independent registered public accounting firm, and members of our management, including our chief executive officer, chief financial officer, chief accounting officer, and chief legal officer. In addition, our audit committee reviews the risk factors presented in our annual reports on Form 10-K and our quarterly reports on Form 10-Q that we file with the SEC.

        As part of our board's risk oversight role, our compensation and HR committee reviews and evaluates the risks associated with our compensation programs and succession plans, as it is responsible under its charter for approving the compensation of all of our executive officers and overseeing succession planning for members of our senior management. Likewise, our governance and nominating committee is responsible for evaluating the performance, operations and composition of our board and the sufficiency of our corporate governance guidelines, either of which may impact our risk profile from a governance perspective.

        In performing their risk oversight functions, each committee of our board has full access to management, as well as the ability to engage outside advisors.

Hedging Policy

        As part of our insider trading prevention policy, our directors and executive officers are prohibited from engaging in any hedging or monetization transactions of our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

Corporate Governance Guidelines

        We have adopted corporate governance guidelines which are accessible through the Investors section of our website at www.ironwoodpharma.com, under the heading Corporate Governance, and which also are available in print to any stockholder who requests them from our Secretary. Our board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to stockholders, and relies on these guidelines to provide that framework. Among other things, the guidelines help to ensure that our board is independent from management, that our board adequately performs its oversight functions, and that the interests of our board and management align with the interests of our stockholders.

Board Meetings

        Our board of directors held four meetings during 2015. As stated in our corporate governance guidelines, we expect our board members to rigorously prepare for, attend and participate in all board and applicable committee meetings. Each board member is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. We also expect that all of our board members up for election at, or who have a term that continues after, an annual meeting of stockholders will attend such annual meeting. In 2015, each director attended at least 75% of all meetings of the board and all committees of the board on which he or she served that were held during the period that such director was a member of the board or the applicable committee. Dr. Olanoff was elected to our board on April 16, 2015. Mr. Dreyfus was elected to our board effective April 6, 2016. Neither Dr. Olanoff nor Mr. Dreyfus attended any meetings of our board prior to their respective election dates. Ten of our 12 directors at the time of our 2015 annual meeting of stockholders attended such meeting. Messrs. Cook and Ebersman did not attend our 2015 annual meeting of stockholders, as their terms on our board ended effective at such meeting.

Committees

        Our board of directors has established an audit committee, a governance and nominating committee and a compensation and HR committee. Each committee operates under a charter that has been approved by our board. Copies of each charter are accessible through the Investors section of our website at www.ironwoodpharma.com, under the heading Corporate Governance, and are also available in print to any stockholder who requests them from our Secretary. The chair of each of our committees is expected to rotate approximately every three to five years, unless the governance and nominating committee recommends otherwise.

        Audit Committee.    We have a separately designated standing audit committee established by our board for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. The members of our audit committee are Mses. Fanucci and McHugh and Mr. Dreyfus. Mr. McGuire served on this committee in 2015 and through April 2016 when Mr. Dreyfus joined our board and this committee. At that time, Mr. McGuire rotated off the audit committee to the governance and nominating committee. Ms. Fanucci chairs the audit committee. Our audit committee met four times during 2015. Our audit committee assists our board of directors in its oversight of significant risks facing Ironwood, the integrity of our financial statements and our independent registered public accounting firm's qualifications, independence and performance.

        Our audit committee's responsibilities include:

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements, earnings releases and related disclosures;

  •
  reviewing and discussing with management and our independent registered public accounting firm our internal controls and internal auditing procedures, including any material weaknesses in either;

  •
  discussing our accounting policies and all material correcting adjustments with our management and our independent registered public accounting firm;

  •
  discussing with our management and our independent registered public accounting firm any significant risks facing the company and the related mitigation plans, as well as monitoring our internal control over financial reporting and disclosure controls and procedures;

  •
  appointing, overseeing, and approving the compensation for and, when necessary, terminating our independent registered public accounting firm;

  •
  approving all audit services and all permitted non-audit, tax and other services to be performed by our independent registered public accounting firm, in each case, in accordance with the audit committee's pre-approval policy;

  •
  discussing with the independent registered public accounting firm its independence and ensuring that it receives the written disclosures regarding these communications required by the Public Company Accounting Oversight Board;

  •
  reviewing and approving all transactions or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers;

  •
  recommending whether the audited financial statements should be included in our annual report and preparing the audit committee report required by SEC rules;

  •
  reviewing all material communications between our management and our independent registered public accounting firm;

  •
  reviewing, updating and recommending to our board approval of our code of business conduct and ethics; and

  •
  establishing procedures for the receipt, retention, investigation and treatment of accounting related complaints and concerns.

        Ms. Fanucci is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K.

  Audit Committee Report

        In the course of our oversight of Ironwood's financial reporting process, we have (i) reviewed and discussed with management the company's audited financial statements for the fiscal year ended December 31, 2015, (ii) discussed with Ernst & Young LLP, the company's independent registered public accounting firm, the matters and communications required to be discussed pursuant to applicable auditing standards, and (iii) received the written disclosures and the letter from the company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with us concerning independence, discussed with the independent registered public accounting firm its independence, and considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence.

        Based on the foregoing review and discussions, we recommended to the board of directors of the company that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

By the Audit Committee,
Marsha H. Fanucci, Chair Terrance G. McGuire Julie H. McHugh

        Governance and Nominating Committee.    The members of our governance and nominating committee are Drs. Olanoff, Roberts and Walsh and Mr. McGuire. Dr. Roberts joined this committee in June 2015 in connection with his rotation from his position as chairman of the board and Mr. Cook's retirement from our board and this committee. Dr. Olanoff joined this committee when he joined our board in April 2015. Mr. McGuire joined this committee in April 2016 in connection with his rotation off of the audit committee. Dr. Walsh chairs the governance and nominating committee. Our governance and nominating committee met two times during 2015.

        Our governance and nominating committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board of directors;

  •
  recommending to our board of directors the persons to be nominated for election as directors;

  •
  assisting our board of directors in recruiting such nominees;

  •
  recommending to our board of directors qualified individuals to serve as committee members;

  •
  performing an annual evaluation of our board of directors;

  •
  evaluating the need and, if necessary, creating a plan for the continuing education of our directors;

  •
  assessing and reviewing our corporate governance guidelines and recommending any changes to our board of directors; and

  •
  evaluating and approving any requests from our executives to serve on the board of directors of another for-profit company.

        Compensation and HR Committee.    The members of our compensation and HR committee are Messrs. Conrades and Owens and Dr. Williams. Dr. Williams joined this committee in June 2015 in connection with his rotation off of our governance and nominating committee and Mr. Ebersman's retirement from our board and this committee. Mr. Owens chairs our compensation and HR committee. Our compensation and HR committee met three times during 2015. Our compensation and HR committee assists our board in fulfilling its responsibilities relating to the compensation of our board and our executive officers.

        Our compensation and HR committee's responsibilities include:

  •
  reviewing and approving corporate goals and objectives relevant to executive officer compensation and evaluating the performance of executive officers in light of those goals and objectives;

  •
  reviewing and approving executive officer compensation, including salary, bonus and incentive compensation, deferred compensation, perquisites, equity compensation, benefits provided upon retirement, severance or other termination of employment, and any other forms of executive compensation;

  •
  reviewing and approving our chief executive officer's compensation based on its evaluation of the chief executive officer's performance;

  •
  overseeing and administering our incentive compensation plans and equity based plans and recommending the adoption of new incentive compensation plans and equity based plans to our board of directors;

  •
  making recommendations to our board of directors with respect to director compensation;

  •
  reviewing and discussing with management the compensation discussion and analysis required to be included in our filings with the SEC and recommending whether the compensation discussion and analysis should be included in such filings;

  •
  preparing the compensation and HR committee report required by the SEC; and

  •
  making recommendations to our board of directors with respect to management succession planning, including planning with respect to our chief executive officer.

  Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation and HR committee is or has at any time during the past fiscal year been an officer or employee of Ironwood. None of the members of our compensation and HR committee has formerly been an officer of Ironwood. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation and HR committee. None of the members of our compensation and HR committee had any relationship with us that requires disclosure under any paragraph of Item 404 of Regulation S-K under the Exchange Act.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Committee Report

        We have:

  1.
  reviewed and discussed with management the Compensation Discussion and Analysis found below; and

  2.
  based on the review and discussions referred to in paragraph (1) above, we recommended to the board of directors that the Compensation Discussion and Analysis be included in the company's proxy statement on Schedule 14A for filing with the SEC.

By the Compensation and HR Committee,
Edward P. Owens, Chair George H. Conrades Douglas E. Williams

Compensation Discussion and Analysis

        This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the Summary Compensation Table, or our "named executive officers". Provided below are all material factors we believe are relevant to an analysis of these policies and decisions. Our named executive officers are:

  •
  Peter M. Hecht, Ph.D., chief executive officer;

  •
  Tom Graney, chief financial officer and senior vice president, finance and corporate strategy;

  •
  Mark G. Currie, Ph.D., senior vice president, chief scientific officer, and president of research and development;

  •
  Halley E. Gilbert, senior vice president, chief legal officer, and secretary; and

  •
  Thomas A. McCourt, senior vice president, marketing and sales, and chief commercial officer.

Executive Summary

        The three primary elements of our compensation program for each of our executive officers are base salary, cash bonus and long-term incentive compensation in the form of equity awards. We believe our emphasis on equity plays an important role in attracting and motivating the owner-oriented employees we seek and aligning their interests with those of their fellow stockholders, and we have structured our compensation packages accordingly with an emphasis on this element of compensation. By linking the ultimate value of this compensation to the performance of our stock price, we believe equity awards strongly reinforce the concept of "pay for performance." In addition, our compensation and HR committee emphasizes the achievement of corporate goals in making its compensation decisions for our executive officers. In 2015, our corporate performance goals were divided into four categories: (i) maximizing linaclotide, including successfully driving appropriate LINZESS growth in the United States according to certain financial and commercial performance metrics, and advancing efforts to broaden its utility by strengthening the LINZESS label and progressing clinical programs in new indications, populations and formulations, (ii) advancing our pipeline programs, including for refractory gastroesophageal reflux disease, or GERD, and vascular/fibrotic diseases, by achieving clinical milestones and identifying new product opportunities, (iii) meeting certain financial and business development goals and (iv) attracting and developing world-class talent, improving collaboration and execution and increasing employee ownership and engagement. These goals and their associated achievements and weightings, as well as the individual goals that applied to our executive officers, other than Dr. Hecht, for purposes of determining achievement of their 2015 compensation, are set forth below under the caption Compensation Actions in 2015 and 2016—Goals.

        The following table summarizes the compensation actions taken by our compensation and HR committee in early 2016 for each of our executive officers in recognition of the company's and his or her performance in 2015 and to motivate him or her toward achievement of our goals in 2016.

Executive Officer	Peter M. Hecht, Ph.D.		Tom Graney	Mark G. Currie, Ph.D.	Halley E. Gilbert	Thomas A. McCourt
Title	Chief Executive Officer		Chief Financial Officer and Senior Vice President, Finance and Corporate Strategy	Senior Vice President, Chief Scientific Officer, and President of R&D	Senior Vice President, Chief Legal Officer, and Secretary	Senior Vice President, Marketing and Sales, and Chief Commercial Officer

Base salary increase	—	(1)	$15,000	$14,000	$13,000	$15,000
2015 base salary	$100,000		$420,000	$440,000	$410,000	$420,000
2016 base salary	$100,000		$435,000	$454,000	$423,000	$435,000
Cash bonus	—	(1)	$231,000	$255,200	$225,500	$243,600
Annual restricted stock units awarded(2)	—		17,500	—	32,500	—
Annual stock options awarded(3)	640,000		105,000	235,000	65,000	175,000
Stock options awarded in lieu of base salary increase and cash bonus(3)	250,000	(4)	—	—	—	—

(1)
Our compensation and HR committee recommended a salary increase and a cash bonus for Dr. Hecht, but he declined to accept either.

(2)
These RSUs for shares of our Class A common stock were awarded on March 1, 2016 under our 2010 Plan and vest over four years as to 25% of the award on each approximate anniversary of the grant thereof.

(3)
These stock options for shares of our Class A common stock were granted under our 2010 Plan and have an exercise price of $10.24 per share (the closing price of our Class A common stock on the NASDAQ Global Select Market on the grant date of March 1, 2016). Such stock options vest over four years as to 1/48th of the award on each monthly anniversary of January 1, 2016.

(4)
Our compensation and HR committee consulted with its independent compensation consultant, Pearl Meyer, or PM, to understand competitive market trends for chief executive officer total direct compensation and elected to grant Dr. Hecht an additional annual stock option award, which is discussed further below, in order to keep his overall compensation competitive with that of our peers while accounting for his declination of a salary increase or a cash bonus.

        We employ certain procedures and tools to ensure effective governance of compensation plans and decisions, including:

  •
  our compensation and HR committee has the authority to hire independent counsel and other advisors;

  •
  our compensation and HR committee conducts a regular review and assessment of risk as it relates to our compensation policies and practices;

  •
  as part of our insider trading prevention policy, our executive officers are prohibited from engaging in any hedging or monetization transactions of our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds;

  •
  we have no perquisites other than broad-based health, transportation, relocation, 401(k) plan and insurance-related benefits that we make available to all of our employees;

  •
  our 2010 Plan prohibits options' repricing (absent stockholder approval) and options' backdating;

  •
  our executive severance arrangements and our change of control severance benefit plan, which applies to all of our employees including our executive officers, do not provide for tax gross-ups;

  •
  our change of control severance benefit plan contains double-trigger requirements for equity acceleration and other benefits in the event of a change of control; and

  •
  ten of our 11 directors are independent, including all members of our compensation and HR committee, and, subject to certain limited exceptions, no director may transfer any shares of restricted stock while such person is a director of Ironwood.

        Based on the recommendation of our stockholders, our board determined to provide our stockholders the opportunity to vote (on an advisory basis) on named executive officer compensation once every three years. We most recently conducted this advisory vote on named executive officer compensation at our 2014 annual meeting of stockholders. More than 99% of the votes cast on the advisory vote on named executive officer compensation were in favor of our named executive officer compensation as disclosed in our proxy statement for that meeting. For many years, our senior management has consulted with many of our significant stockholders with respect to our compensation program and philosophy to further align our compensation programs with our stockholders' interests, and we intend to continue to do so going forward. We believe that the insights we obtain during this ongoing dialogue, as well as the overwhelming support our compensation programs received from our stockholders at our last advisory vote on named executive officer compensation, have been, and will continue to be, a substantial consideration for our compensation and HR committee during its ongoing review of our compensation program.

Compensation Philosophy

        We are a commercial biotechnology company. Our mission is to create and commercialize medicines that make a difference for patients, build value for our fellow stockholders, and empower our passionate team. The objective of our compensation policies is to provide compensation and incentives that align employee actions and motivations with the interests of our stockholders, attract, motivate and reward outstanding talent across Ironwood through well-communicated programs that are aligned with our core values and business mission, and support a positive company culture.

        Our core values are:

  •
  Ownership:  drive outstanding long-term value.

  •
  Collaboration:  achieve more together.

  •
  Innovation:  make a difference for patients.

  •
  Excellence:  foster greatness in each other.

  •
  Humanity:  act with honesty, integrity and respect.

  •
  Have fun.

        In addition, we have incorporated into our performance management and compensation philosophy the concept of "critical success factors" that we believe provide a useful framework for being a productive and successful member of our team. Among other uses, these success factors enable managers to use a common language of expected behaviors upon which individual performance can be managed and evaluated.

        We are guided by the following principles with respect to our compensation determinations:

  •
  design compensation and incentive programs that align employee actions and motivations with the interests of our stockholders, support our business objectives and reward the achievement of key goals and milestones;

  •
  foster and support our performance-driven culture by setting clear, high-value, aggressive goals, rewarding outstanding performers, and making sure our best performers know clearly that we value their contributions;

  •
  as with all spending, serve as careful stewards of our stockholders' assets when making decisions to increase compensation or to make equity awards;

  •
  maximize our employees' sense of ownership so that they have a long-term owner's perspective, can see the impact of their efforts on our success, and can share in the benefits of that success through the opportunity to become stockholders of Ironwood via stock options, RSUs and other equity awards;

  •
  recognize that compensation is one of a number of tools to stimulate and reward productivity and great drug making, together with recognizing individual growth potential, providing a great workplace culture, and sharing in our success;

  •
  foster a strong team culture, focused on our principles of great drug making and commercializing those drugs that we discover or in-license and develop, which is reinforced through our compensation and incentive programs;

  •
  design compensation and incentive programs that are fair, equitable and competitive; and

  •
  design compensation and incentive programs that are simple and understandable.

Basis for Our Compensation Policies and Decisions

        Our compensation policies and individual compensation determinations are based on an annual evaluation, and we take into consideration our results of operations, our long-and short-term goals, individual goals, market data, the competitive market for our executive officers and general economic factors. As set forth in our compensation and HR committee's written charter, our compensation and HR committee has the responsibility of reviewing and approving the compensation of our executive officers; annually reviewing and determining our chief executive officer's compensation based on the committee's evaluation of his performance; recommending to the full board the adoption of new compensation plans; administering our existing plans; recommending director and committee compensation to the full board; and overseeing succession planning for our senior management. In addition, our compensation and HR committee is responsible for ensuring that our compensation policies are aligned with our compensation philosophy and guiding principles.

        Our compensation and HR committee makes all of the compensation determinations with respect to each of our executive officers. In making its determinations with respect to Dr. Hecht, our compensation and HR committee takes into account the feedback from the other members of our board, as well as the feedback from each of our other executive officers, each of whom is Dr. Hecht's direct report, and a number of other members of our management team. In making its determinations with respect to each of our executive officers other than Dr. Hecht, our compensation and HR committee takes into account the feedback and recommendations from Dr. Hecht, each of the executive officer's direct reports and other members of our management team.

        Each component of each of our executive officer's initial compensation package was based on numerous factors, including:

  •
  the individual's particular background and circumstances, including prior relevant work experience and compensation paid prior to joining us;

  •
  the individual's role with us and the compensation paid to similar persons in the companies represented in the compensation data that we reviewed;

  •
  the demand for people with the individual's specific expertise and experience at the time of hire;

  •
  performance goals and other expectations for the position;

  •
  comparison to other executive officers within Ironwood having similar levels of expertise and experience; and

  •
  uniqueness of industry skills.

        Our compensation and HR committee has the authority to select and retain independent advisors and consultants to assist it with carrying out its responsibilities, and we are required to pay any related expenses approved by the committee. For 2015, our compensation and HR committee exercised its authority to engage PM as a compensation consultant. PM reported directly to our compensation and HR committee and did not provide us with any services other than those requested by our compensation and HR committee and the review of this Compensation, Discussion and Analysis for conformance with best practices. Based on the scope of our compensation and HR committee's engagements with PM, it was determined that PM does not have a conflict of interest in its role as compensation consultant.

        In order to assist us in setting 2015 compensation, PM conducted a competitive assessment of compensation for our executive officers with respect to:

  •
  base salary;

  •
  actual total cash compensation (which is base salary plus the last bonus paid);

  •
  target total cash compensation (which is base salary plus the target bonus);

  •
  long-term equity incentives;

  •
  actual total direct compensation (which is actual total cash compensation plus the value of the most recent long-term incentive grant); and

  •
  target total direct compensation (which is target total cash compensation plus the value of the most recent long-term incentive grant).

        In performing this competitive assessment, PM used two data sources—our peer group and data from the Radford Global Life Sciences Survey employing the appropriate industry, headcount and executive role perspectives. Our peer group is comprised of publicly traded companies in the pharmaceutical, biotechnology and life sciences industries that represent competitors for executive talent and capital. In recognition that our peer group companies tend to be larger than us with respect to revenues and market capitalization, our compensation and HR committee reviewed data representing the 25th, 50th and 75th percentiles for peer pay positions to better understand how competitive pay varied with peer size and other factors. PM also prepared an analysis of incentive program market trends, including analyses of the short- and long-term elements of compensation as compared to those in our peer group, and a detailed equity usage and dilution analysis of Ironwood as compared with the companies in our peer group.

        In preparing its competitive assessment, PM combined peer group data and broad industry data for companies our size weighing each source equally, to enable a composite competitive assessment of executive compensation. PM's composite assessment reflected that our base salary, target total cash, equity and target total direct compensation were at or below the 25th percentile of the companies included in the composite for all executive officers, except with respect to Dr. Hecht's annual grant of stock options, which was at the 30th percentile and which was intended to keep his overall compensation competitive with that of our peers while accounting for his declination of a salary increase or a cash bonus.

        As described more fully below under Elements of Executive Compensation and Determination of Amounts, our compensation and HR committee considered the results of PM's competitive assessment in evaluating compensation for 2015, and elected to increase the 2015 base salaries and annual bonus targets for our executive officers, other than Dr. Hecht, to levels that approximated the median salaries and bonus targets reflected in PM's composite assessment. Our compensation and HR committee also considered these data in making annual equity awards to our executive officers. Such compensation adjustments were made in order to more closely align our executive compensation with current market practice and to facilitate both recruiting and motivating our executive officers. The table below reflects our 2014 target compensation and—following the increases to base salaries and annual bonus targets and inclusive of equity awards in 2015—our 2015 target compensation in comparison to the composite competitive assessment data.

vs. Composite Competitive Market Positioning (percentile)
	2014 Compensation		2015 Compensation
	Chief Executive Officer	Average for Other Executive Officers	Chief Executive Officer	Average for Other Executive Officers
Base Salary	<25th	25th	<25th	50th
Target Total Cash	<25th	<25th	<25th	55th
Equity	30th	25th	55th	50th
Target Total Direct Compensation	<25th	25th	40th	50th

The results of PM's assessment were presented to our compensation and HR committee and have been, and will continue to be, taken into consideration when making compensation decisions, but will not be used to mandate any specific actions.

        Our peer group, which was compiled by PM with input from us, our board, and our compensation and HR committee, is reviewed annually by our compensation and HR committee for composition and appropriateness. We take a rules-based approach in reviewing and setting our peer group and apply a qualitative lens to the result to help focus the group on the companies with which we are competing for talent. We first identify a potential pool of peer companies from a number of sources, including the companies listing Ironwood in their peer groups and the other companies listed in such peer companies' peer groups, as well as companies included in third-party peer group assessments. We then apply certain size filters including revenue, number of employees and research and development expense, as well as certain business model filters including product focus, market capitalization and growth.

        As a result of the 2015 peer group assessment, our compensation and HR committee, with input from our management team and PM, removed Auxilium Pharmaceuticals, Inc., Cubist Pharmaceuticals, Inc., InterMune Pharmaceuticals, Inc. and Salix Pharmaceuticals, Inc. because they were acquired and are no longer stand-alone public companies, in addition to Alexion Pharmaceuticals, Inc. and Theravance, Inc. because they were determined to be different in size or business model from Ironwood. Our compensation and HR committee added Alnylam Pharmaceuticals, Inc., Arena Pharmaceuticals, Inc., Depomed, Inc., Horizon Pharma plc, Nektar Theraptuics and Seattle Genetics, Inc., each of which met all or most of the business model and size filters at the time of our review. As a result, our peer group is composed of the following 15 companies, which at the time of our review had a median market capitalization of approximately $5.8 billion, a median of approximately 489 employees, and a commercial drug or drug candidate in later stage development:

  •
  Acorda Therapeutics, Inc.;

  •
  Alkermes plc;

  •
  Alnylam Pharmaceuticals, Inc.;

  •
  AMAG Pharmaceuticals, Inc.;

  •
  Arena Pharmaceuticals, Inc.;

  •
  Depomed, Inc.;

  •
  Horizon Pharma plc;

  •
  Incyte Corporation;

  •
  Medivation, Inc.;

  •
  Nektar Therapeutics;

  •
  NPS Pharmaceuticals, Inc.;

  •
  Regeneron Pharmaceuticals, Inc.;

  •
  Seattle Genetics, Inc.;

  •
  United Therapeutics Corporation; and

  •
  Vertex Pharmaceuticals Incorporated.

Elements of Executive Compensation and Determination of Amounts

        Our compensation program for our executive officers consists principally of base salary, cash bonus and long-term equity incentive compensation. Long-term equity incentive compensation represents a significant percentage of each executive officer's total direct compensation, as opposed to short-term or cash-based compensation, as we believe this better aligns the interests of our executive officers with those of our fellow stockholders and the creation of long-term stockholder value. If we achieve our corporate goals over the long term, we expect our stock price to reflect our performance and the equity awards currently held by our executive officers to be a major component of overall compensation.

  Base Salary

        Base salaries for our executive officers are determined at commencement of employment and are generally re-evaluated annually and adjusted, if warranted, to realign salaries with market levels and to reflect the performance of the executive officer. In determining whether to adjust an executive officer's base salary, our compensation and HR committee takes into consideration factors such as our performance in prior years, general economic factors and compensation parity among our executive officers, as well as the abilities, performance and experience of our executive officers. Our compensation and HR committee also reviews our executive officers' past compensation and compensation data from the PM competitive assessment discussed above.

  Annual Bonus

        Our cash bonus program is designed to reward the achievement of our annual corporate goals and to foster and support our performance-driven culture by setting clear, high-value goals, rewarding outstanding performers, and making sure our employees know clearly that we value their contributions. Each cash bonus award is made annually, and is based on whether and to what extent we achieved our corporate goals for the preceding year as well as the employee's individual performance in that year against his or her individual goals. In early 2015, in connection with its ongoing evaluation of our compensation practices based on peer group and other market data as well as input from PM, our compensation and HR committee increased the individual bonus target for each of our executive officers from 30% to 50% of his or her base salary, commencing with bonuses paid in 2016 for 2015 performance. Accordingly, in 2015, each of our executive officers had an individual bonus target of 50% of his or her base salary. We believe that these target bonus percentages align the compensation of our executive officers with that of our peers, place appropriate emphasis on achievement of our annual performance objectives and facilitate both recruiting and motivating executive officers.

        Additionally, in 2015 we introduced a goal-weighting formula for each of our executive officers, other than Dr. Hecht, weighting cash bonus awards paid in 2016 for 2015 performance 70% to the achievement of our corporate goals and 30% to the achievement of their individual goals. As in 2014, in 2015 the individual performance achievement multiplier was between zero and two. To calculate the bonus amount payable, the bonus target was multiplied by the achievement percentage of our corporate goals and the executive officers' individual performance goals, weighted 70% and 30%, respectively. We believe that this weighting appropriately balances the importance of our broader corporate goals with our executive officers' individual goals, and provides additional structure and clarity to the calculation of our executive bonuses. The following summarizes the calculation of our executive officers' cash bonus awards paid in 2016 for 2015 performance, other than Dr. Hecht:

Target Bonus		Target Bonus
(50% Annual Base Salary)		(50% Annual Base Salary)
×	+	×	=	Annual Bonus Award
70% Actual Corporate Goals Achievement Multiplier		30% Actual Individual Goals Achievement Multiplier

  Equity-Based Compensation

        We use equity awards as our incentive vehicle for long-term compensation to reward and motivate our executive officers in a manner that best aligns their interests with our stockholders' interests. We believe that equity awards are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of this compensation to our future performance. By linking the ultimate value of the award to the performance of our stock price, we believe equity awards strongly reinforce the concept of "pay for performance." Prior to 2015, stock options were our primary equity award type, having been granted with both time- and milestone-based vesting conditions to each of our executive officers. Because employees are able to profit from stock options only if our stock price increases relative to the stock option's exercise price, we continue to believe that stock options provide strong incentives to employees to increase the value of our stock over time. While stock options continue to represent a significant percentage of our equity awards, our compensation and HR committee began utilizing RSUs in 2015 as another component of our equity compensation. We believe that introducing a portfolio of equity instruments is important to attract top talent to our commercial-stage biotechnology company, to foster our performance-driven culture aimed at setting and achieving high-value, aggressive goals and to best align our employees' actions and motivations with the interests of our stockholders.

        We do not currently have any security ownership requirements for our executive officers. In addition, we have never had a program or policy in place to coordinate equity grants with the release of material non-public information. However, as part of our insider trading prevention policy, our executive officers are prohibited from engaging in any hedging or monetization transactions of our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

          Initial Equity Awards

        We make an initial equity award to all new employees, including our executive officers, in connection with the commencement of their employment. These initial grants are intended to provide the employee with the incentive to build value in the organization over an extended period of time and to maintain competitive levels of total compensation. Since our initial public offering in February 2010 through early 2015, these awards were for shares of our Class A common stock in the form of stock options, and awards made prior to our initial public offering were for shares of our Class B common stock in the form of stock options. Beginning in early 2015, these initial grants have been for shares of our Class A common stock in the form of stock options and RSUs, with stock options continuing to make up a significant percentage of such grants. Such stock options have an exercise price equal to the fair market value of our common stock on the grant date and typically vest over four years as to 25% of the shares on the first anniversary of the date of hire and as to 1/48th of the total shares each month thereafter for the next 36 months. Such RSUs typically vest over four years as to 25% on each approximate anniversary of the date of grant. To date, all initial equity awards made to our executive officers have been in the form of stock options.

          Annual Equity Awards

        Our practice is to make annual, performance-based equity awards to all employees, including our executive officers, as part of our annual compensation program, and historically we have granted such awards in February or March of each year based on our performance in the prior year. Since our initial public offering in February 2010 through the annual awards made in early 2014 for 2013 performance, these grants were for shares of our Class A common stock in the form of stock options, and awards made prior to our initial public offering were for shares of our Class B common stock in the form of stock options. Beginning with the annual awards made in early 2015 for 2014 performance, these grants have been for shares of our Class A common stock in the form of stock options and RSUs, with stock options continuing to make up a significant percentage or all of such grants. All employees, including our executive officers, have a choice of the mix for their annual equity awards and can select from the following choices: 100% in stock options, 75% stock options and 25% RSUs, or 50% stock options and 50% RSUs. We believe this equity choice model allows our employees to balance the overall risk profile of their annual equity grants by providing them with the opportunity to diversify their portfolio of equity awards, and also keeps our compensation practices competitive with our peers with whom we compete for talent, while continuing to align the interests of our employees with those of our stockholders. Such stock option grants have an exercise price equal to the fair market value of our common stock on the grant date and typically vest over four years as to 1/48th of the award on each monthly anniversary of the vesting commencement date, which is January 1 of the applicable year. Such RSUs typically vest over four years as to 25% on each approximate anniversary of the date of grant.

        Our compensation and HR committee does not apply a rigid formula in allocating equity awards to our executive officers as a group or to any particular executive officer, but does emphasize the achievement of corporate goals in determining each annual performance award for our executive officers, other than Dr. Hecht. Substantially all of Dr. Hecht's annual performance award is based on the achievement of our corporate goals. In addition, our compensation and HR committee leverages its experience, exercising its judgment and discretion, and considers, among other things, the role and responsibility of the executive officer, the executive officer's performance, competitive factors, input from PM and the results of the competitive assessment discussed above, the amount of stock-based equity compensation already held by the executive officer, the mix of total direct compensation received by the executive officer and the total number of awards to be made to all participants during the year. Based upon these factors, our compensation and HR committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. Throughout the year, our compensation and HR committee may award additional grants as circumstances warrant.

          Milestone-Based Equity Awards

        Our executive officers and a number of our employees have a portion of their incentive compensation in periodic grants of milestone-based equity awards that vest upon the achievement of major value-creating events which may occur many years from the date of grant. We believe milestone-based equity awards align our employees with our stockholders' best interests and motivate our employees to apply their best efforts toward the accomplishment of these long-term value-creating events. To date, all milestone-based equity awards made to our executive officers have been in the form of stock options.

  Severance or Change of Control Arrangements

        Our board, through our compensation and HR committee, periodically assesses our executive severance and change of control arrangements to, among other things, ensure that such benefits are competitive with those of our peers. In connection with this review for 2015, PM undertook reviews of the severance arrangements of our peers, which concluded that the vast majority of such companies provide for executive severance arrangements for certain involuntary terminations (without cause). As a result, in February 2015, our compensation and HR committee approved our entry into severance arrangements with each of our executive officers. We believe these new arrangements serve to better align our executive severance practices with those of our peers, which is particularly important as we seek out top talent from companies like our peers and to foster our performance-driven culture aimed at setting and achieving high-value, aggressive goals. Our executive severance arrangements and change of control plan are described in more detail below.

          Executive Severance Arrangements

        We have entered into severance arrangements with each of our executive officers. Under the severance arrangements, our executive officers are eligible to receive certain benefits in the event of an involuntary termination without "cause" or a "constructive termination" (each as defined below under the caption Potential Payments Upon Termination or Change of Control—Executive Severance Arrangements), including an amount equal to his or her base salary and target bonus for the current year, a pro rata amount of his or her target bonus for the current year (pro-rated based on the percentage of the year worked prior to the triggering event), his or her actual bonus for the prior year if not yet paid and 12 months of benefit continuation. These benefits are only payable if the executive officer has complied with all of our rules and policies, executed a separation agreement that includes a release of claims and complies with his or her post-employment obligations of non-disclosure, non-competition and non-solicitation to Ironwood. If the triggering event occurs in connection with a change of control of Ironwood, the severance arrangements provide that the executive officer will be entitled to receive the greater of the benefits under his or her severance arrangement and the benefits under the change of control plan in effect at the time of such termination, on a payment-by-payment and benefit-by-benefit basis. The severance arrangements further provide that in connection with the sale of all or substantially all of the assets of Ironwood we will cause the acquirer of such assets to assume the arrangements.

        We believe that offering our executive officers these payments and benefits facilitates the operation of our business, allows them to better focus their time, attention and capabilities on our business, assists us in recruiting and motivating key executive officers, and provides for a clear and consistent approach to managing involuntary departures with mutually understood separation benefits. A further description of the severance arrangements is set forth below under the caption Potential Payments Upon Termination or Change of Control—Executive Severance Arrangements.

          Change of Control Severance Benefit Plan

        We have a change of control plan that applies to all of our employees regardless of title or role, including our executive officers, and provides for certain payments and benefits in connection with or following a termination of employment associated with a "change of control" (as defined below under the caption Potential Payments Upon Termination or Change of Control—Change of Control Severance Benefit Plan). We maintain this change of control plan on the premise that innovative ideas and the associated intellectual property generated from these ideas are the basis upon which economic value is created in the biopharmaceutical industry and that our employees are the source of these value-creating ideas. The potential for a change of control or other event that could substantially change the nature and structure of Ironwood could therefore adversely affect our ability to recruit and motivate employees. The change of control plan is designed to encourage employees to bring forward their best ideas by providing them with the knowledge that if a change of control occurs, and their employment is terminated as a result thereof, they will have an opportunity to share in the value that they helped create for our stockholders, regardless of their employment status at Ironwood after the change of control. The key goals of our change of control plan are to recognize the value of employees' contributions to us through the acceleration of equity awards solely with time-based vesting, and to ensure employees have a reasonable period of time within which to locate suitable employment without undue financial hardship. We believe that our change of control plan is a positive recruitment tool in attracting top talent to Ironwood and enhances our ability to recruit and motivate management-level employees.

        A further description of the change of control plan and the potential payments to our executive officers pursuant to the plan is set forth below under the captions Potential Payments Upon Termination or Change of Control—Change of Control Severance Benefit Plan and—Potential Payments Upon Termination or Change of Control.

  Other Compensation

        We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance, fitness and transportation stipends, and a 401(k) plan with a 75% matching company contribution on the first $8,000 of an employee's annual contribution.

        We also maintain a relocation policy under which we make certain benefits available to newly hired and existing employees, including executive officers, who are relocating to accept a new position with Ironwood. Our relocation policy covers reasonable expenses associated with the move and certain relocation services, including as applicable, temporary housing assistance payments and a lump sum relocation allowance, departure home sale assistance, rental assistance, new home search assistance, home purchase assistance, moving of household goods and vehicles assistance, and reimbursement of final trip expenses to the new area. We also provide tax assistance to our relocating employees to cover the costs associated with certain non-deductible relocation expenses, as we believe that this benefit is important to our ability to attract and motivate employees. Under our relocation policy, participants are required to pay back the full amount of all relocation reimbursements in the event that they voluntarily terminate their employment or are terminated for "cause" within 12 months following the payment date of their last relocation reimbursement.

        In connection with Mr. Graney's appointment as our chief financial officer and senior vice president of finance and corporate strategy in August 2014, he was eligible for temporary living coverage for two years from his start date in an aggregate amount not to exceed $70,000 per year. This benefit was intended to facilitate Mr. Graney's transition to the Boston, Massachusetts area and will continue through August 2016. Such allowance for housing and transportation is subject to Mr. Graney's continued employment with us and is provided to Mr. Graney net of applicable taxes. This temporary living coverage is in lieu of any comparable benefits Mr. Graney would have otherwise been eligible for under our relocation policy described above.

        Other than our broad-based benefits, or as otherwise described herein, none of our executive officers receive perquisites of any nature.

Process for Determining Individual Compensation and Role of Executive Officers

        Each January, our compensation and HR committee, in conjunction with our senior management, finalizes its assessment of our corporate performance for the prior year. Upon completion of our goal assessment, our bonus and equity pools are calibrated for corporate performance and approved by our compensation and HR committee. Our compensation and HR committee assigns a portion of each of these pools to all of our employees other than our executive officers, and delegates the allocation of these portions to our chief executive officer and our chief financial officer. Our compensation and HR committee also approves the salary increase, cash bonus and equity awards for our chief executive officer and, in consultation with our chief executive officer, for each of our other executive officers. In making these compensation-related decisions, our compensation and HR committee and senior management consider the competitive assessment prepared by PM and described in more detail above, as well as the other factors described in this Compensation Discussion and Analysis.

Tax and Accounting Considerations

        While our compensation and HR committee generally considers the tax and accounting implications of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our executive officers in 2015.

Relationship of Elements of Compensation

        Our executive officer compensation is comprised primarily of base salary, cash bonus and long-term incentives in the form of equity awards. Our base salaries serve to provide our executive officers with a stable source of income. Our cash bonus program serves to reward the achievement of our annual corporate goals and, in the case of our executive officers other than Dr. Hecht, individual goals, make our total cash compensation more competitive with market rates, and foster and support our performance-driven culture. We believe our stock-based compensation serves as a significant motivator in attracting and motivating the owner-oriented employees we seek and aligning their interests with those of their fellow stockholders, and we have structured our compensation packages accordingly with an emphasis on this element of compensation. We believe that equity awards best tie individual compensation to continuous improvements in corporate performance and the creation of stockholder value, or "pay for performance." Our equity awards, in the form of stock options and RSUs, generally have either long-term vesting schedules, typically over four years, or vest upon the achievement of major value-creating milestones. If an employee leaves the company before the completion of the vesting period or the achievement of the milestone, as applicable, then that employee generally does not receive any benefit from the non-vested portion of his or her award.

        Our compensation and HR committee manages the expected number of equity awards, salary increases and cash bonuses payable to our executive officers by requiring that the size of any such payments or awards be tied to the attainment of corporate and, in the case of our executive officers other than Dr. Hecht, individual goals. Our compensation and HR committee may decide, as appropriate, to modify the mix or amount of base salary, bonus, and long-term incentives to best fit an executive officer's specific circumstances or, if required by competitive market conditions, to attract and motivate skilled personnel. For example, our compensation and HR committee may decide to grant additional equity awards to an executive officer if that officer receives a base salary or cash bonus award significantly below that of his or her counterparts in our peer group or other market data reviewed by our compensation and HR committee, despite successful attainment of our corporate or his or her individual goals. We believe that this discretion and flexibility allows our compensation and HR committee to better achieve our compensation objectives.

Determining Compensation for the Chief Executive Officer

        Dr. Hecht's salary of $100,000 represents the salary that he has been receiving since he began serving as chief executive officer in 1998. Dr. Hecht's compensation is reviewed and approved annually by our compensation and HR committee. In January 2016, our compensation and HR committee recommended an increase to Dr. Hecht's base salary to be market competitive with his peers, as well as a bonus based on our achievement of 110% of our corporate goals, but Dr. Hecht declined to accept any salary increase or bonus. Further, Dr. Hecht has indicated to our compensation and HR committee that he would not expect or desire his cash compensation to increase in the future. We recognize that Dr. Hecht's cash compensation is well below market and believe that his level of stock ownership significantly aligns his interests with those of our fellow stockholders' and the creation of long-term stockholder value. In January 2016, our compensation and HR committee granted Dr. Hecht an additional stock option award of 250,000 shares in order to keep his overall compensation competitive with that of our peers while accounting for his declination of a salary increase or a cash bonus. We expect that Dr. Hecht's total compensation mix will continue to be focused more heavily on equity than our other executive officers as long as he requests that his cash compensation remains at $100,000 per year.

Compensation Actions in 2015 and 2016

  Goals

        For 2015, allocations of cash and equity awards were, in large part, dependent upon us meeting certain weighted corporate performance goals. We work thoughtfully with our compensation and HR committee and other members of our board of directors to establish what we believe are challenging corporate goals. In early 2015, our compensation and HR committee approved the following corporate performance goals for 2015: (i) maximizing linaclotide, including successfully driving appropriate LINZESS growth in the United States according to certain financial and commercial performance metrics, and advancing efforts to broaden its utility by strengthening the LINZESS label and progressing clinical programs in new indications, populations and formulations, (ii) advancing our pipeline programs, including for refractory GERD and vascular/fibrotic diseases, by achieving clinical milestones and identifying new product opportunities, (iii) meeting certain financial and business development goals and (iv) attracting and developing world-class talent, improving collaboration and execution and increasing employee ownership and engagement. In addition to the foregoing corporate performance goals, our compensation and HR committee also approved certain challenging stretch goals directly related to our corporate goals, and which were intended to inspire innovation, creativity and strong performance. Dr. Hecht's performance evaluation was based primarily on the achievement of our corporate goals. Our other executive officers were evaluated on the achievement of corporate goals and additional individual goals which contribute toward, and relate directly to, the accomplishment of our corporate goals.

        Our performance against 2015 corporate goals was used to determine compensation awards and adjustments in early 2016. In January 2016, our compensation and HR committee determined that we achieved 110% of our 2015 corporate goals, including certain of our stretch goals. These goals, and our actual level of achievement of these goals in 2015, are as follows:

Corporate Goal	Target Percentage (%)	Actual Level of Achievement (%)
Linaclotide: successfully drive appropriate LINZESS growth in the United States according to certain financial and commercial metrics, and advance efforts to broaden its utility by strengthening its label and progress clinical programs in new indications, populations and formulations	50%	50% + 9% for stretch goals
Advance our pipeline programs, including for refractory GERD and vascular/fibrotic diseases, by achieving clinical milestones and identifying new product opportunities	30%	25% + 1% for stretch goals
Meet certain financial and business development goals	10%	10% + 5% for stretch goals
Attract and develop world-class talent, improve collaboration and execution and increase employee ownership and engagement	10%	10% + 0% for stretch goals

Totals	100%	110%

        In addition to the 2015 corporate goals identified above, for which each of our executive officers was directly accountable, the following is a summary of the 2015 individual goals for our executive officers set in early 2015, other than Dr. Hecht, who is compensated primarily on the basis of the achievement of our corporate goals.

Executive Officer	Summary of Individual Goals
Tom Graney	• Serve as an enterprise leader and strategic partner to the chief executive officer in all parts of our business
• Lead and guide the company on all financial decisions, including managing a strong balance sheet to enable the company to meet its objectives
• Lead corporate strategy and business development functions to drive Ironwood's growth and long-term success
• Increase ownership, engagement and productivity through strategic performance management
• Drive value creation in the evaluation of business development opportunities for the organization through effective cross-functional collaboration
Mark G. Currie, Ph.D.	• Serve as an enterprise leader and strategic partner to the chief executive officer in all parts of our business
• Lead and guide the company on all research and development decisions and strategically manage investments and expenses to enable the company to meet its objectives
• Strengthen the LINZESS label in the United States by driving to expand indications and product offerings; advance linaclotide development globally
• Advance established and candidate product portfolios and further our discovery efforts through pipeline investments in the key value drivers of our business
• Increase ownership, engagement and productivity through strategic performance management
• Drive value creation in the evaluation of business development opportunities for the organization through effective cross-functional collaboration
Halley E. Gilbert	• Serve as an enterprise leader and strategic partner to the chief executive officer in all parts of our business
• Lead and guide the company on all legal decisions and appropriately manage investments and expenses to enable the company to meet its objectives

•

Provide the highest quality advice on all legal, intellectual property and compliance matters, serving the company's priority business objectives while managing and mitigating risk and ensuring financial management and discipline

• Increase ownership, engagement and productivity through strategic performance management
• Drive value creation in the evaluation of business development opportunities for the organization through effective cross-functional collaboration
Thomas A. McCourt	• Serve as an enterprise leader and strategic partner to the chief executive officer in all parts of our business
• Lead and guide the company on all commercial decisions and appropriately manage investments and expenses to enable the company to meet its objectives

•

Build brand awareness and appropriate growth, including through a successful direct-to-consumer program for LINZESS in the United States, while enhancing the global brand for linaclotide through close collaboration with partners and other members of senior management

• Lead the commercial field sales force with a culture of compliant, patient-centered care
• Increase ownership, engagement and productivity through strategic performance management
• Drive value creation in the evaluation of business development opportunities for the organization through effective cross-functional collaboration

        In early 2016, Dr. Hecht evaluated each executive officer's individual performance and provided feedback and made recommendations to our compensation and HR committee, which approved the executive officers' compensation, taking into account that each executive officer met or exceeded all or substantially all of his or her respective individual goals for 2015.

  Base Salary

        During 2015, our executive officers received the following base salaries: Dr. Hecht—$100,000, Mr. Graney—$420,000, Dr. Currie—$440,000, Ms. Gilbert—$410,000 and Mr. McCourt—$420,000. Each of Mr. Graney, Dr. Currie, Ms. Gilbert and Mr. McCourt received an increase in base salary during 2015 in recognition of their meeting or exceeding all or substantially all of their respective individual performance goals in 2014, and taking into account peer group and other market data from the PM competitive assessment discussed above. Our compensation and HR committee recommended an increase to Dr. Hecht's base salary in 2015 to be market competitive with his peers, but Dr. Hecht declined to accept any increase.

        In January 2016, our compensation and HR committee reviewed and approved the following base salaries for 2016 for our executive officers other than Dr. Hecht: Mr. Graney received a $15,000 increase in base salary from $420,000 to $435,000, Dr. Currie received a $14,000 increase in base salary from $440,000 to $454,000, Ms. Gilbert received a $13,000 increase in base salary from $410,000 to $423,000 and Mr. McCourt received a $15,000 increase in base salary from $420,000 to $435,000. The increase in base salary for each of Mr. Graney, Dr. Currie, Ms. Gilbert and Mr. McCourt was in recognition of their meeting or exceeding all or substantially all of their respective individual performance goals in 2015, and taking into account peer group and other market data. Our compensation and HR committee recommended an increase to Dr. Hecht's base salary in 2016 to be market competitive with his peers, but Dr. Hecht declined to accept any increase.

  Bonus

        In January 2016, our compensation and HR committee reviewed and approved the following bonuses for 2015 performance for our executive officers other than Dr. Hecht: Mr. Graney—$231,000, Dr. Currie—$255,200, Ms. Gilbert—$225,500 and Mr. McCourt—$243,600. Such bonus amounts for Mr. Graney, Dr. Currie, Ms. Gilbert and Mr. McCourt represent the achievement of 110% of our corporate goals (as described above), weighted at 70%, and their meeting or exceeding all or substantially all of their respective individual goals for 2015, weighted at 30%. Our compensation and HR committee recommended a bonus for Dr. Hecht based on our achievement of 110% of our corporate goals for 2015, but he declined to accept such bonus. Further, Dr. Hecht has indicated to our compensation and HR committee that he would not expect or desire such cash compensation in the future.

  Annual Equity Awards

        Our compensation and HR committee set the equity pool in 2015 based on our achievement of 95% of our 2014 corporate goals. Mr. Graney, Dr. Currie, Ms. Gilbert and Mr. McCourt met or exceeded all or substantially all of their respective individual goals in 2014, and Dr. Hecht's performance evaluation was based primarily on the achievement of our corporate goals. Further, in recognition of the increased importance to Ironwood of the successful development and advancement of programs in our pipeline, Dr. Currie received an additional award of 50,000 milestone-based stock options that vest upon the achievement of important development-related milestones (as described below). Our compensation and HR committee also elected to grant Dr. Hecht an additional award of 265,000 stock options in 2015 in order to keep his overall compensation competitive with that of our peers while accounting for his declination of a salary increase or a cash bonus. The equity amounts were determined utilizing peer group and other market data from the PM competitive assessment discussed above, and our compensation and HR committee adjusted these amounts after considering relative company performance and, in the case of our executive officers other than Dr. Hecht, individual performance. Accordingly, in January 2015, each of our executive officers was awarded the following stock option and RSU awards for Class A common stock based on performance during 2014:

Executive Officer	2015 Annual Stock Option Grant for 2014 Performance (# of Shares of Class A Common Stock Subject to Stock Options)	2015 Annual RSU Grant for 2014 Performance (# of Shares of Class A Common Stock Subject to RSUs)	Stock Option Award in Lieu of Base Salary Increase & Cash Bonus (# of Shares of Class A Common Stock Subject to Stock Options)	Award of Milestone-Based Stock Options (# of Shares of Class A Common Stock Subject to Stock Options)
Peter M. Hecht, Ph.D.	300,000	—	265,000	—
Tom Graney(1)	34,100	5,700	—	—
Mark G. Currie, Ph.D.	131,250	21,875	—	50,000
Halley E. Gilbert	57,500	28,750	—	—
Thomas A. McCourt	97,500	16,250	—	—

(1)
Mr. Graney's stock option and RSU awards were prorated for the portion of 2014 that he was employed by Ironwood.

        These stock options were granted under our 2010 Plan and have an exercise price of $15.62 per share (the closing price of our Class A common stock on the NASDAQ Global Select Market on the grant date of March 16, 2015). Except as noted below with respect to Dr. Currie's milestone-based stock option grant, such stock options vest over four years as to 1/48th of the award on each monthly anniversary of January 1, 2015. Dr. Currie's milestone-based stock options vest in two equal installments of 25,000 options upon the first-dosing in the first clinical study of the next phase following achievement of proof of concept for the first two internally-derived or externally-accessed products (other than linaclotide) qualified by our compensation and HR committee as targeting a new indication, category or market. The RSUs in the table above were awarded under our 2010 Plan on March 16, 2015, and vest over four years as to 25% of the award on each approximate anniversary of the grant thereof.

        Our compensation and HR committee set the equity pool in 2016 based on our achievement of 110% of our 2015 corporate goals. Mr. Graney, Dr. Currie, Ms. Gilbert and Mr. McCourt met or exceeded all or substantially all of their respective individual goals in 2015, and, as described above, Dr. Hecht's performance evaluation was based primarily on the achievement of our corporate goals. Our compensation and HR committee also elected to grant Dr. Hecht an additional award of 250,000 stock options in 2016 in order to keep his overall compensation competitive with that of our peers while accounting for his declination of a salary increase or a cash bonus, as discussed further above. The equity amounts were determined based on peer group and market data, and our compensation and HR committee adjusted these amounts after considering relative company performance and, in the case of our executive officers other than Dr. Hecht, individual performance. Accordingly, in January 2016, each of our executive officers was awarded the following stock option and RSU awards for Class A common stock based on performance during 2015:

Executive Officer	2016 Annual Stock Option Grant for 2015 Performance (# of Shares of Class A Common Stock Subject to Stock Options)	2016 Annual RSU Grant for 2015 Performance (# of Shares of Class A Common Stock Subject to RSUs)	Stock Option Award in Lieu of Base Salary Increase & Cash Bonus (# of Shares of Class A Common Stock Subject to Stock Options)	Award of Milestone-Based Stock Options (# of Shares of Class A Common Stock Subject to Stock Options)
Peter M. Hecht, Ph.D.	640,000	—	250,000	—
Tom Graney	105,000	17,500	—	—
Mark G. Currie, Ph.D.	235,000	—	—	—
Halley E. Gilbert	65,000	32,500	—	—
Thomas A. McCourt	175,000	—	—	—

        These stock options were granted under our 2010 Plan and have an exercise price of $10.24 per share (the closing price of our Class A common stock on the NASDAQ Global Select Market on the grant date of March 1, 2016). Such stock options vest over four years as to 1/48th of the award on each monthly anniversary of January 1, 2016. The RSUs in the table above were awarded under our 2010 Plan on March 1, 2016, and vest over four years as to 25% of the award on each approximate anniversary of the grant thereof.

Compensation Practices and Risk

        Our compensation and HR committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on Ironwood. In making this determination, our compensation and HR committee considered the following:

  •
  our use of different types of compensation vehicles provides a balance of long- and short-term incentives with fixed and variable components;

  •
  we grant equity-based awards with time-based vesting and milestone-based vesting, both of which encourage participants to look to long-term appreciation in equity values;

  •
  our annual bonus determinations for each employee are dependent on achievement of company goals, which we believe promote long-term value; and

  •
  our system of internal control over financial reporting and code of business conduct and ethics, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under any of our incentive plans.

Summary Compensation Table

        The following table sets forth information regarding the compensation paid or accrued to, or earned by, each of our named executive officers during the years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Peter M. Hecht, Ph.D.	2015	100,000	—		—		4,017,546		—	7,440	4,124,986
Chief Executive Officer	2014	100,000	—		—		2,144,708		—	7,421	2,252,129
	2013	100,000	—		—		2,302,688		—	7,440	2,410,128
Tom Graney*	2015	420,000	—		89,034	(5)	242,475	(5)	231,000	113,880	1,096,389
Chief Financial Officer and Senior	2014	131,250	200,000	(6)	—		1,895,620		37,406	43,748	2,308,024
Vice President, Finance and Corporate Strategy	2013	—	—		—		—		—	—	—
Mark G. Currie, Ph.D.	2015	440,000	—		341,688		1,380,394		255,200	7,440	2,424,722
Senior Vice President, Chief	2014	388,100	—		—		560,924		159,321	7,421	1,115,766
Scientific Officer and President of R&D	2013	376,700	—		—		1,228,100		90,408	7,440	1,702,648
Halley E. Gilbert*	2015	410,000	—		499,075		408,865		225,500	7,440	1,550,880
Senior Vice President, Chief Legal	2014	371,000	—		—		428,942		131,595	7,421	938,958
Officer, and Secretary	2013	—	—		—		—		—	—	—
Thomas A. McCourt	2015	420,000	—		253,825		693,293		243,600	7,440	1,618,158
Senior Vice President, Marketing and	2014	377,600	—		—		527,928		133,758	7,421	1,046,707
Sales and Chief Commercial Officer	2013	366,600	—		—		675,455		81,825	7,440	1,131,320

*
Mr. Graney joined the company in August 2014, and therefore was not a named executive officer in 2013. Ms. Gilbert was not a named executive officer in 2013.

(1)
Reflects cash bonuses paid to our executive officers other than pursuant to our annual cash bonus program.

(2)
Except as noted below with respect to Dr. Currie, reflects the fair value of time-based RSU and stock option awards on the date of grant calculated in accordance with ASC 718, Compensation—Stock Compensation, or ASC 718. For a discussion of the assumptions used in the valuation of awards made in 2013, see Note 13 to our consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K that we filed with the SEC on February 7, 2014. For a discussion of the assumptions used in the valuation of awards made in 2014, see Note 13 to our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K that we filed with the SEC on February 18, 2015. For a discussion of the assumptions used in the valuation of awards made in 2015, see Note 13 to our consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K that we filed with the SEC on February 19, 2016, or our 2015 Form 10-K, and that accompanies this proxy statement.

Dr. Currie's 2015 award includes 50,000 milestone-based stock options. These stock options vest in two equal installments of 25,000 options upon Ironwood's achievement of two development milestones, which are described in more detail below in footnote 12 to the Outstanding Equity Awards at Fiscal Year End (2015) table. The grant date fair value of Dr. Currie's performance milestone-based stock options was determined using the Black-Scholes option-pricing model, utilizing the following key assumptions: (i) closing price of our Class A common stock on March 16, 2015 (the date of grant) of $15.62, (ii) expected volatility of 46.01%, (iii) expected term of 10 years and (iv) a risk-free rate of return of 1.72%.

(3)
Consists of payments made under our annual cash bonus program in the following year for performance in the identified year, as described above under the caption Compensation Actions in 2015 and 2016—Bonus.

(4)
For each executive officer, $6,000 of such amount consists of matching contributions made under our 401(k) plan, as well as an amount attributable to a transportation stipend and a fitness stipend. Includes $70,000 Mr. Graney received for temporary living coverage pursuant to his new hire arrangements and intended to facilitate his transition to the Boston, Massachusetts area, as well as $36,440 Mr. Graney received during the year for reimbursement of taxes owed on this allowance for housing and transportation.

(5)
Reflects a prorated equity award granted to Mr. Graney in 2015 for performance during the portion of 2014 that he was employed by Ironwood.

(6)
Represents a new hire bonus Mr. Graney received in connection with his joining our company in August 2014.

Grants of Plan-Based Awards (2015)

        The following table sets forth information regarding non-equity and equity awards granted to each of our named executive officers during the year ended December 31, 2015. All non-equity incentive plan awards were made pursuant to our cash bonus program described in more detail above under the caption Elements of Executive Compensation and Determination of Amounts—Bonus. We granted RSUs and stock option awards to our executive officers in 2015 in recognition of performance in 2014. All RSUs granted in 2015 represented the right to receive shares of our Class A common stock and all stock options granted in 2015 consisted of options to purchase shares of our Class A common stock with an exercise price equal to the fair market value of our Class A common stock on the date of grant. All such equity awards were granted under our 2010 Plan. The vesting schedule of each RSU and each option included in the following table is described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End (2015) table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)
		Compensation and HR Committee Approval Date (if different than Grant Date)					All Other Option Awards: Number of Securities Underlying Options (#)
					All Other Stock Awards: Number of Shares of Stock or Units(#)				Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
	Grant Date
Name			Target ($)	Target (#)
Peter M. Hecht, Ph.D.	3/16/2015	1/27/2015	—	—	—		565,000		15.62	4,017,546
	—	—	50,000	—	—		—		—	—
Tom Graney	3/16/2015	1/27/2015	—	—	—		34,100	(4)	15.62	242,475
	3/16/2015	1/27/2015	—	—	5,700	(4)	—		—	89,034
	—	—	210,000	—	—		—		—	—
Mark G. Currie, Ph.D.	3/16/2015	1/27/2015	—	—	—		131,250		15.62	933,279
	3/16/2015	1/27/2015	—	—	21,875		—		15.62	341,688
	3/16/2015	1/27/2015	—	50,000	—		—		—	447,115	(5)
	—	—	220,000	—	—		—		—	—
Halley E. Gilbert	3/16/2015	1/27/2015	—	—	—		57,500		15.62	408,865
	3/16/2015	1/27/2015	—	—	28,750		—		—	449,075
	—	—	205,000	—	—		—		—	—
Thomas A. McCourt	3/16/2015	1/27/2015	—	—	—		97,500		15.62	693,293
	3/16/2015	1/27/2015	—	—	16,250		—		—	253,825
	—	—	210,000	—	—		—		—	—

(1)
Consists of the target cash bonus payment for 2015 performance under our cash bonus program. As described in more detail above under the caption Elements of Executive Compensation and Determination of Amounts—Bonus, in 2015 each of our executive officers, other than Dr. Hecht, had an individual bonus target of 50% of his or her base salary, 70% of which was tied to the achievement of our corporate goals for 2015 (which was not determined as of December 31, 2015) and 30% of which was tied to the individual performance achievement multipliers (the range of which was not determined as of December 31, 2015). Dr. Hecht's bonus was to be determined based on the achievement of our corporate goals. Actual bonus payments for 2015 performance are set forth in the Summary Compensation Table above.

(2)
Consists of the milestone-based stock options granted to Dr. Currie in 2015. Such stock options vest in two equal installments of 25,000 options upon Ironwood's achievement of each of two development milestones, which are described in more detail below in footnote 12 to the Outstanding Equity Awards at Fiscal Year End (2015) table.

(3)
Except as noted in footnote 5 below with respect to Dr. Currie, reflects the fair value of time-based RSU and stock option awards on the date of grant calculated in accordance with ASC 718.

For a discussion of the assumptions used in the valuation of the time-based RSU awards and time- and milestone-based stock option awards granted to our executive officers in 2015, see footnote 2 to the Summary Compensation Table above.

(4)
Reflects a prorated equity award granted to Mr. Graney in 2015 for performance during the portion of 2014 that he was employed by Ironwood.

(5)
Reflects the fair value of Dr. Currie's milestone-based stock options on the date of grant calculated in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year-End (2015)

        The following table sets forth information regarding outstanding equity awards held by each of our named executive officers on December 31, 2015 the last day of our last fiscal year.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option to Purchase Class Common Stock	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Peter M. Hecht, Ph.D.	200,790	—	100,000	1.56	B	3/14/2016	(3)	—	—
	65,987	—	—	2.94	B	1/22/2017	(4)	—	—
	140,000	—	—	3.76	B	1/31/2018	(4)	—	—
	110,000	—	—	4.89	B	2/11/2019	(4)	—	—
	—	—	40,000	5.48	B	7/28/2019	(5)	—	—
	125,000	—	—	11.25	A	2/2/2020	(4)	—	—
	175,000	—	—	11.11	A	2/1/2021	(4)	—	—
	286,251	13,749	—	14.72	A	2/1/2022	(4)	—	—
	164,063	210,937	—	13.08	A	2/1/2023	(4)	—	—
	155,729	169,271	—	14.11	A	3/3/2024	(6)	—	—
	129,479	435,521	—	15.62	A	3/16/2025	(6)	—	—
Tom Graney	50,000	100,000	—	13.11	A	9/2/2024	(7)	—	—
	—	—	150,000	13.11	A	9/2/2024	(8)	—	—
	7,814	26,286	—	15.62	A	3/16/2025	(6)	—	—
	—	—	—	—	—	—		5,700	66,063
Mark G. Currie, Ph.D.	300,000	—	—	1.56	B	3/14/2016	(9)	—	—
	75,000	—	—	1.56	B	3/14/2016	(4)	—	—
	90,000	—	—	2.94	B	1/22/2017	(4)	—	—
	—	—	300,000	2.94	B	1/22/2017	(10)	—	—
	120,000	—	—	3.76	B	1/31/2018	(4)	—	—
	50,000	—	—	4.89	B	2/11/2019	(11)	—	—
	125,000	—	—	4.89	B	2/11/2019	(4)	—	—
	—	—	40,000	5.48	B	7/28/2019	(5)	—	—
	90,000	—	—	11.25	A	2/2/2020	(4)	—	—
	110,000	—	—	11.11	A	2/1/2021	(4)	—	—
	104,959	5,041	—	14.72	A	2/1/2022	(4)	—	—
	87,500	112,500	—	13.08	A	2/1/2023	(4)	—	—
	40,729	44,271	—	14.11	A	3/3/2024	(6)	—	—
	30,077	101,173	—	15.62	A	3/16/2025	(6)
	—	—	50,000	15.62	A	3/16/2025	(12)	—	—
	—	—	—	—	—	—		21,875	253,531
Halley E. Gilbert	43,250	—	—	3.76	B	1/31/2018	(7)	—	—
	59,000	—	—	3.76	B	1/31/2018	(9)	—	—
	50,000	—	—	4.89	B	2/11/2019	(4)	—	—
	—	—	40,000	5.48	B	7/28/2019	(5)	—	—
	60,000	—	—	11.25	A	2/2/2020	(4)	—	—
	60,000	—	—	11.11	A	2/1/2021	(4)	—	—
	30,000	—	—	11.83	A	12/12/2021	(4)	—	—
	42,938	2,062	—	14.72	A	2/1/2022	(4)	—	—
	13,125	16,875	—	13.08	A	2/1/2023	(4)	—	—
	7,500	17,500	—	11.51	A	12/2/2023	(4)	—	—
	31,146	33,854	—	14.11	A	3/3/2024	(6)	—	—
	13,177	44,323	—	15.62	A	3/16/2025	(6)	—	—
	—	—	—	—	—	—		28,750	333,213
Thomas A. McCourt	160,000	—	—	5.48	B	9/7/2019	(7)	—	—
	80,000	—	80,000	5.48	B	9/7/2019	(13)	—	—
	20,000	—	—	11.25	A	2/2/2020	(4)	—	—
	95,000	—	—	11.11	A	2/1/2021	(4)	—	—
	90,647	4,353	—	14.72	A	2/1/2022	(4)	—	—
	48,125	61,875	—	13.08	A	2/1/2023	(4)	—	—
	38,333	41,667	—	14.11	A	3/3/2024	(6)	—	—
	22,343	75,157	—	15.62	A	3/16/2025	(6)	—	—
	—	—	—	—	—	—		16,250	188,338

(1)
The RSUs vest over four years as to 25% of the award on each approximate anniversary of the grant thereof.

(2)
Market value is calculated by multiplying the number of RSUs that have not vested by the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2015, which was $11.59.

(3)
The option vested as to (a) 10% of the shares immediately upon the first acceptance by the FDA of an NDA filed by us and the remaining portion of the option vested as to an additional 40% of the shares in equal monthly installments over the ensuing two year period; (b) 7.5% of the shares immediately upon the first commercial sale of our first product, and an additional 30% of the shares in equal monthly installments over the ensuing two year period; and (c) the remaining unvested portion of the option vested as to all unvested shares remaining on January 1, 2016.

(4)
The options vest as to 1.25% on each monthly anniversary of the vesting commencement date for the first 36 months, and as to 4.5833% of the award on each monthly anniversary thereafter until fully vested.

(5)
The options vest as to (a) 50% of the shares upon the achievement of $1 billion in annual (calendar year) net global pharmaceutical product sales (including partnered or licensed product revenue) and (b) 50% of the shares upon acceptance by the FDA of a second NDA for a product from an internal or external development program (excluding supplemental NDAs for linaclotide, but including NDAs for linaclotide combination products). External development programs shall be pre-qualified for milestone vesting eligibility by our compensation and HR committee as of the time of program initiation at Ironwood.

(6)
The options vest as to 1/48th of the shares on each monthly anniversary of the vesting commencement date until fully vested.

(7)
The options vest as to 25% of the shares on the first anniversary of the vesting commencement date and 1/48th of the shares each month thereafter for the next 36 months.

(8)
The options vest as to (a) 50,000 shares immediately upon our achievement of an average market capitalization of at least $20.00 per share of Class A common stock for forty-five days out of any sixty day period on a split-adjusted basis, (b) 50,000 shares immediately upon the achievement of $1 billion in annual (calendar year) net global pharmaceutical product sales (including partnered or licensed product revenue) and (c) 50,000 shares immediately upon acceptance by the FDA of a second NDA for a product from an internal or external development program (excluding supplemental NDAs for linaclotide, but including NDAs for linaclotide combination products). External development programs shall be pre-qualified for milestone vesting eligibility by our compensation and HR committee as of the time of program initiation at Ironwood.

(9)
The option vested as to (a) 50% of the shares immediately upon the first acceptance by the FDA of an NDA filed by us and (b) 50% of the shares immediately upon the first commercial sale of our first product.

(10)
The option vests as to (a) 25% of the shares immediately upon the entry of a novel Ironwood drug candidate (other than certain Ironwood compounds or linaclotide for gastrointestinal indications) into Phase 3 clinical studies; (b) 50% of the shares immediately upon the first acceptance by the FDA of an NDA filed by us for a novel Ironwood-derived drug candidate (other than certain Ironwood compounds or linaclotide for gastrointestinal indications); (c) 25% of the shares immediately upon our achievement of an average market capitalization of at least $20.00 per share of Class A common stock for forty-five days out of any sixty day period on a split-adjusted basis; and (d) all unvested shares remaining on January 22, 2017.

(11)
The option vested as to 100% of the shares on the grant date.

(12)
The options vest in two equal installments of 25,000 options, upon the first-dosing in the first clinical study of the next phase following achievement of proof of concept for the first two internally derived or externally accessed products (other than linaclotide) qualified by our compensation and HR committee as targeting a new indication, category or market.

(13)
The option vested as to (a) 25% of the shares immediately upon the first acceptance by the FDA of an NDA filed by us; (b) 25% of the shares upon the first commercial sale of linaclotide; and the remaining portion of the option vests as to (c) 25% of the shares upon the achievement of $1 billion in annual (calendar year) net global pharmaceutical product sales (including partnered or licensed product revenue); and (d) 25% of the shares upon acceptance by the FDA of a second NDA for a product from an internal or external development program (excluding supplemental NDAs for linaclotide, but including NDAs for linaclotide combination products). External development programs shall be pre-qualified for milestone vesting eligibility by our compensation and HR committee as of the time of program initiation at Ironwood.

Options Exercised and Stock Vested Table

        The following table sets forth certain information regarding the exercise of options to purchase our common stock held by our named executive officers during the year ended December 31, 2015. No awards of RSUs granted to our named executive officers vested during the year ended December 31, 2015.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)
Peter M. Hecht, Ph.D.	778,223	(2)	9,508,096
Tom Graney	—		—
Mark G. Currie, Ph.D.	25,000	(3)	375,186
Halley E. Gilbert	—		—
Thomas A. McCourt	—		—

(1)
Computed by determining the difference between the market price of our Class A common stock upon exercise and the exercise price of the exercised stock option.

(2)
Includes 514,781 shares of our Class B common stock that Dr. Hecht acquired through option exercises and then held, thereby increasing his ownership of our Class B common stock by such amount. As of the date hereof, Dr. Hecht continues to hold these shares. Also includes 263,442 shares of our Class B common stock that Dr. Hecht acquired through option exercises and then sold on the open market. Such sales were effected to cover the tax liabilities arising out of the exercises of stock options, as well as prior exercises in which Dr. Hecht paid the exercise price and held the underlying shares at the time of exercise. In order to effect the sales, the shares of Class B common stock were converted into shares of Class A common stock in accordance with our certificate of incorporation.

(3)
Represents 25,000 shares of our Class B common stock that Dr. Currie acquired through option exercises and then sold on the open market, as such stock options were expiring. In order to effect these sales, the shares of Class B common stock were converted into shares of Class A common stock in accordance with our certificate of incorporation.

Potential Payments Upon Termination or Change of Control

        Except as described below, there are currently no other agreements or arrangements pursuant to which our executive officers would receive severance benefits in the event of a separation from Ironwood.

  Executive Severance Arrangements

        In February 2015, our compensation and HR committee approved our entry into severance arrangements with each of our executive officers. Under the severance arrangements, our executive officers are eligible to receive the following benefits in the event of an involuntary termination without Cause or a Constructive Termination (each as defined below), provided the executive officer has complied with all of our rules and policies, executed a separation agreement that includes a release of claims and complies with his or her post-employment obligations of non-disclosure, non-competition and non-solicitation to Ironwood:

  •
  an amount equal to 12 months of his or her current base salary, a pro rata amount of his or her target annual cash incentive award for the current year (pro-rated based on the percentage of the year worked prior to the triggering event), an amount equal to his or her full target annual cash incentive award for the current year, and an amount equal to his or her actual annual cash incentive award for the prior year if such amount has not already been paid to him or her; and

  •
  benefit continuation under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, with Ironwood contributing to the cost of such coverage in the same amount as if the executive officer was actively employed, plus COBRA administrative fees, for 12 months following the triggering event. The executive officers are also eligible to receive outplacement assistance consistent with industry standards.

        If the triggering event occurs in connection with a change of control of Ironwood, the severance arrangements provide that the executive officer will be entitled to receive the greater of the benefits under his or her severance arrangement and the benefits under the change of control plan in effect at the time of such termination, on a payment-by-payment and benefit-by-benefit basis. The severance arrangements further provide that in connection with the sale of all or substantially all of the assets of Ironwood we will cause the acquirer of such assets to assume the arrangements.

        For purposes of the severance arrangements, "Constructive Termination" means termination of employment by the executive officer for Good Reason (as defined below); provided that Constructive Termination shall not include any termination of employment (i) by Ironwood for Cause; (ii) by Ironwood as a result of the permanent disability of the executive officer; (iii) as a result of the death of the executive officer; or (iv) as a result of the voluntary termination of employment by the executive officer for any reason other than Good Reason. "Good Reason" means the occurrence of any of the following conditions: (a) a material diminution in the executive officer's authority, duties or responsibilities; (b) a material diminution in the executive officer's total target cash compensation unless such diminution is in connection with a proportional reduction in compensation for all or substantially all executive officers; or (c) the relocation of the executive officer's work place for Ironwood to a location more than 60 miles from the location of the work place prior to the Constructive Termination. The severance arrangements provide that "Cause" has the same meaning as ascribed to the term in our 2010 Plan, as most recently in effect prior to the time of termination; provided, however, that this definition of Cause shall be superseded by (I) the definition of Cause contained in an agreement between a participant and Ironwood in effect at the time of such termination, and (II) the definition of "Cause" contained in the change of control plan to the extent such termination is covered by such plan. Our 2010 Plan defines "Cause" as (A) dishonesty with respect to Ironwood, (B) insubordination, substantial malfeasance or non-feasance of duty, (C) unauthorized disclosure of confidential information, (D) breach of any provision of any employment, consulting, advisory, nondisclosure, non- competition or similar agreement with Ironwood, and (E) conduct substantially prejudicial to Ironwood's business. See Elements of Executive Compensation and Determination of Amounts—Severance or Change of Control Arrangements—Executive Severance Arrangements for more information about our executive severance arrangements.

  Change of Control Severance Benefit Plan

        We have a change of control plan that applies to all of our employees regardless of title or role, including our executive officers, and provides for certain payments and benefits in connection with or following a termination of employment associated with a change of control. Pursuant to this plan, in the event of a Covered Termination (as defined below), our executive officers are entitled to receive the following from Ironwood or its successor:

  •
  a lump-sum payment in an amount equal to 12 months of base salary as of the time of termination;

  •
  a lump-sum payment in an amount equal to the target bonus for the year in which the termination occurred, prorated for the portion of the year during which the employee was employed;

  •
  acceleration of all outstanding equity awards subject solely to time-based vesting as of the date of termination; and

  •
  continuation of medical, dental and vision benefits for the individual and his or her dependents for 12 months following termination; provided that if the individual dies or becomes covered by another employer's group health plans during the continuation period, Ironwood is no longer required to provide such group health plans.

        A Covered Termination consists of a "Termination Upon Change of Control" or a "Constructive Termination" in connection with a "Change of Control" of Ironwood. Under the change of control plan, a Change of Control occurs when:

  •
  any person becomes, pursuant to a transaction or a series of transactions not approved by our board, the beneficial owner, directly or indirectly, of Ironwood securities representing more than 50% of the total voting power;

  •
  a merger or consolidation of Ironwood, whether or not approved by our board, which results in the holders of our voting securities holding less 50% of the combined voting power of the surviving entity immediately after such merger or consolidation;

  •
  the sale or disposition of more than two-thirds of the assets of Ironwood; or

  •
  the date a majority of members of our board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of members of our board before the date of the appointment or election.

        For purposes of the change of control plan, "Termination Upon Change of Control" means the actual termination of the employee without Cause (as defined below) by Ironwood during the period commencing 30 days prior to the earlier of (i) the date that Ironwood first publicly announces that it is conducting negotiations leading to a Change of Control or (ii) the date that Ironwood enters into a definitive agreement that would result in a Change of Control, and ending on the earlier of (a) the date on which Ironwood announces the definitive agreement has been terminated or that Ironwood's efforts to consummate the Change of Control have been abandoned or (b) the date that is twenty-four months after the Change of Control, and "Constructive Termination" means the termination of employment by the employee for Good Reason (as defined below) within twenty-four months after the occurrence of any Change of Control; provided that a Termination Upon Change of Control or a Constructive Termination shall not include any termination of employment (A) by Ironwood for Cause; (B) by Ironwood as a result of the permanent disability of the employee; (C) as a result of the death of the employee; or (D) as a result of the voluntary termination of employment by the employee for any reason other than Good Reason. "Good Reason" means the occurrence of any of the following conditions following a Change of Control: (I) a material diminution in the employee's authority, duties and responsibilities; (II) a material diminution in the employee's total target cash compensation unless such diminution is in connection with a proportional reduction in compensation for all or substantially all similarly situated employees; (III) the relocation of the employee's work place for Ironwood to a location more than 60 miles from the location of the work place prior to the Change of Control; or (IV) any other action or inaction that constitutes a material breach by such employee's employer (after the Change of Control) of any agreement with the employee under which the employee is then providing services. "Cause" means (aa) theft, a material act of fraud, intentional falsification of employment or Ironwood records or the commission of any criminal act; (bb) improper disclosure or use of Ironwood's confidential, business or property information; (cc) gross negligence or willful misconduct in the performance of assigned duties that causes demonstrable harm to Ironwood; or (dd) repeated failure to perform job responsibilities in accordance with written instructions from a supervisor.

        We will require any successor to assume and agree to perform the change of control plan. Receipt of any payments or benefits under the change of control plan at the time of termination will be conditioned on the employee executing a written release of Ironwood from any and all claims arising in connection with his or her employment. See Elements of Executive Compensation and Determination of Amounts—Severance or Change of Control Arrangements—Change of Control Severance Benefit Plan for more information about our change of control plan.

  Equity Acceleration in the Event of Death

        For all employees, including our executive officers, outstanding stock option and RSU awards subject solely to time-based vesting accelerate in full in the event of the death of the award holder. This term applies to all outstanding time-based stock option and RSU awards made under our equity incentive plans, including the 2010 Plan. Further, our current form of stock option and RSU agreements for awards issued under our 2010 Plan include similar provision for the acceleration of unvested time-based awards upon the death of an award holder, including our executive officers.

  Potential Payments Upon Termination or Change of Control

        The following table presents our estimate of the amount of severance benefits to which each of our named executive officers would be entitled if a termination occurred on December 31, 2015 under the circumstances set forth in the column headings. The closing price of our common stock as listed on the NASDAQ Global Select Market on December 31, 2015 was $11.59 per share.

Name	Executive Payments and Benefits upon Termination	Involuntary Termination without Cause or a Constructive Termination(1)	Termination Following Change of Control(2)	Death(3)
Peter M. Hecht, Ph.D.	Cash Severance	$100,000	$100,000	$—
	Non-Equity Incentive Plan Compensation	$100,000	$100,000	$—
	Equity Acceleration(4)
	Options	$—	$—	$—
	RSUs	$—	$—	$—
	Continuation of Health Benefits	$18,058	$18,058	$—

	Total	$218,058	$218,058	$—
Tom Graney	Cash Severance	$420,000	$420,000	$—
	Non-Equity Incentive Plan Compensation	$420,000	$420,000	$—
	Equity Acceleration(4)
	Options	$—	$—	$—
	RSUs	$—	$66,063	$66,063
	Continuation of Health Benefits	$18,058	$18,058	$—

	Total	$858,058	$924,121	$66,063
Mark G. Currie, Ph.D.	Cash Severance	$440,000	$440,000	$—
	Non-Equity Incentive Plan Compensation	$440,000	$440,000	$—
	Equity Acceleration(4)
	Options	$—	$—	$—
	RSUs	$—	$253,531	$253,531
	Continuation of Health Benefits	$6,698	$6,698	$—

	Total	$886,698	$1,140,229	$253,531
Halley E. Gilbert	Cash Severance	$410,000	$410,000	$—
	Non-Equity Incentive Plan Compensation	$410,000	$410,000	$—
	Equity Acceleration(4)
	Options	$—	$1,400	$1,400
	RSUs	$—	$333,213	$333,213
	Continuation of Health Benefits	$17,886	$17,886	$—

	Total	$837,886	$1,172,499	$334,613
Thomas A. McCourt	Cash Severance	$420,000	$420,000	$—
	Non-Equity Incentive Plan Compensation	$420,000	$420,000	$—
	Equity Acceleration(4)
	Options	$—	$—	$—
	RSUs	$—	$188,338	$188,338
	Continuation of Health Benefits	$9,199	$9,199	$—

	Total	$849,199	$1,037,537	$188,338

(1)
Represents amounts payable under the terms of the executive severance arrangements. Non-equity incentive plan compensation payment amount assumes no bonus amounts for 2015 have been paid to the executive as of December 31, 2015, and that all 2014 bonus amounts have been paid as of such date, in each case, as would be consistent with Ironwood's historical practice.

(2)
As provided under the terms of the executive severance arrangements, represents the greater of the amount payable under the executive severance arrangements and the change of control plan on a payment-by-payment and benefit-by-benefit basis.

(3)
Represents the value of the accelerated time-based stock option and RSU awards for each executive officer.

(4)
With respect to options, reflects the in-the-money value of the unvested portion of such executive officer's options that have vesting provisions based solely on time, and not performance milestones. The value is calculated by multiplying the amount (if any) by $11.59, the closing price of our Class A common stock on the NASDAQ Global Select Market on December 31, 2015, which exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. With respect to RSUs, the value is calculated by multiplying the number of unvested RSUs with vesting provisions based solely on time (if any) by $11.59, the closing price of our Class A common stock on the NASDAQ Global Select Market on December 31, 2015.

Director Compensation

        Our director compensation plan, effective January 1, 2014, provides that at each annual meeting of stockholders our non-employee directors will receive an annual grant of the number of restricted shares of our Class A common stock calculated by dividing (i) the dollar amount for total director compensation approximating the 25th percentile of our current peer group on the date of grant, by (ii) the average closing price of our Class A common stock on the NASDAQ Global Select Market for the six months preceding the month in which the applicable annual meeting of stockholders occurs. Such restricted shares vest 25% on each three-month anniversary of the grant date over a nine-month period and the remaining 25% on the day before the date of the annual meeting of stockholders for the next calendar year. For 2015, our compensation and HR committee determined that the 25th percentile for total director compensation for our peer group was approximately $250,000. Accordingly, on June 3, 2015, the date of our 2015 annual meeting of stockholders, each of our non-employee directors received a grant of restricted stock consistent with the foregoing terms and valuation. Vesting is contingent on each non-employee director continuing to serve as a member of the board on the last day of each applicable vesting period. Subject to certain limited exceptions, and whether the shares of restricted stock are vested or not, no director may transfer any shares of restricted stock while such person is a director of Ironwood.

        The vast majority of the compensation that our non-employee directors receive for service on our board is paid in the form of restricted stock, which such shares are subject to forfeiture and transfer restrictions as described in detail above. We believe these forfeiture and transfer restrictions under our director compensation plan effectively create stock ownership guidelines for our directors in that they ensure that the interests of our directors, each of whom has equity in the business, are aligned with those of our stockholders and they focus our directors on maximizing long-term value.

        In addition, pursuant to our director compensation plan, the chair of our board and each of the committee chairs receives annual compensation of $10,000, payable quarterly in unrestricted stock or cash at the individual director's election. Shares of our Class A common stock issued to our directors under our director compensation plan are granted under our 2010 Plan, in which our directors are eligible to participate. Further, non-employee directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and its committees.

        The following table sets forth information regarding the compensation earned during the year ended December 31, 2015 by each of our directors other than Dr. Hecht, who does not receive compensation for his service as a director. Dr. Hecht's compensation for his service as our chief executive officer is described in our Compensation Discussion and Analysis and in the Summary Compensation Table and related footnotes included elsewhere in this proxy statement.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
George H. Conrades	—		234,102		—		234,102
Joseph C. Cook, Jr.	—		—		—		—
Andrew Dreyfus(2)	—		—		—		—
David Ebersman	4,235	(3)	—		—		4,235
Marsha H. Fanucci	10,000	(4)	234,102		—		244,102
Terrance G. McGuire	5,748	(5)	234,102		—		239,850
Julie H. McHugh	—		234,102		—		234,102
Lawrence S. Olanoff, M.D., Ph.D.	—		274,610	(6)	12,500	(7)	287,110
Edward P. Owens	5,769	(8)	234,102		—		239,871
Bryan E. Roberts, Ph.D.	4,235	(9)	234,102		—		238,337
Christopher T. Walsh, Ph.D.	9,971	(10)	234,102		12,500	(11)	256,573
Douglas E. Williams, Ph.D.	—		234,102		—		234,102

(1)
On June 3, 2015, each non-employee member of our board of directors, except Messrs. Cook and Ebersman who retired from our board of directors on such date and Mr. Dreyfus who had not yet joined our board of directors as of such date, received a restricted stock grant in the amount of 16,556 shares of Class A common stock for service to Ironwood from the date of our 2015 annual meeting of stockholders to the date of our 2016 annual meeting of stockholders. Such award of restricted stock had a grant date fair value of $14.14 per share and was granted pursuant to the terms of our director compensation plan. As of December 31, 2015, 8,278 shares from each such restricted stock award remained unvested.

(2)
Mr. Dreyfus was elected a director effective April 6, 2016.

(3)
Mr. Ebersman retired as a member of our board at the 2015 annual meeting of stockholders. Mr. Ebersman received this compensation for his services as the chair of our compensation and HR committee in 2015 through the date of his retirement. Pursuant to our director compensation plan, Mr. Ebersman elected to receive this compensation in unrestricted shares of our Class A common stock. Mr. Ebersman received a total of 310 shares of our Class A common stock for such chair service in 2015.

(4)
Ms. Fanucci received this compensation for her services as the chair of our audit committee in 2015.

(5)
Mr. McGuire received this compensation for his service as the chair of our board for a portion of 2015. Pursuant to our director compensation plan, Mr. McGuire elected to receive this compensation in unrestricted shares of our Class A common stock. Mr. McGuire received a total of 507 shares of our Class A common stock for such chair service in 2015.

(6)
Dr. Olanoff was elected a director effective April 16, 2015. On such date, and in connection with his election, Dr. Olanoff received an award of 2,600 restricted shares of our Class A common stock, which award represented a prorated portion of the award of restricted shares made to our other non-employee directors on June 3, 2014, our 2014 annual meeting date. Such award of restricted stock had a grant date fair value of $15.29 and was granted pursuant to the terms of our director compensation plan. As of December 31, 2015, all of such restricted shares had vested.

(7)
Dr. Olanoff received this compensation for his service as a member of our Pharmaceutical Advisory Committee for a portion of 2015.

(8)
Mr. Owens received this compensation for his services as the chair of our compensation and HR committee for a portion of 2015.

(9)
Dr. Roberts received this compensation for his service as the chair of our board for a portion of 2015. Pursuant to our director compensation plan, Dr. Roberts elected to receive this compensation in unrestricted shares of our Class A common stock. Dr. Roberts received a total of 310 shares of our Class A common stock for such chair service in 2015.

(10)
Dr. Walsh received this compensation for his service as the chair of our governance and nominating committee in 2015. Pursuant to our director compensation plan, Dr. Walsh elected to receive this compensation in unrestricted shares of our Class A common stock. Dr. Walsh received a total of 816 shares of our Class A common stock for such chair service in 2015.

(11)
Dr. Walsh received this compensation for his service as chair of our Pharmaceutical Advisory Committee in 2015.

PROPOSAL NO. 2—REAPPROVAL OF THE MATERIAL TERMS
OF THE PERFORMANCE GOALS UNDER OUR AMENDED
AND RESTATED 2010 EMPLOYEE, DIRECTOR AND
CONSULTANT EQUITY INCENTIVE PLAN

Our board recommends that you vote to reapprove the material terms of the performance goals under our Amended and Restated 2010 Employee, Director and Consultant
Equity Incentive Plan, pursuant to the performance-based compensation exemption requirements of Section 162(m) of the Internal Revenue Code of 1986.

Background

        We are seeking stockholder reapproval of the material terms of the performance goals under our Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan, or our 2010 Plan, as required pursuant to the performance-based compensation exemption provisions of the regulations under Section 162(m) of the Internal Revenue Code of 1986, or the Internal Revenue Code, or Section 162(m). This proposal does not seek to amend the existing provisions of, or performance goals contained within, the 2010 Plan. Rather, this proposal is being presented to stockholders solely to address the periodic approval requirements of Section 162(m) described below.

        Our 2010 Plan is a broad-based incentive plan that provides for the grant of incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code, nonqualified stock options, stock appreciation rights, restricted stock, RSUs, and other stock-based awards, including performance-based awards. Our board believes that our company's success and long-term progress are dependent upon attracting and incentivizing qualified individuals who can serve as directors, officers, employees, consultants, and advisers, and aligning the interests of such individuals with those of our stockholders. Our 2010 Plan provides our board of directors and compensation and HR committee the flexibility to use various forms of incentive awards as part of our company's overall compensation programs.

        Stockholder reapproval of the performance goals under our 2010 Plan would preserve our ability to provide performance-based compensation under our 2010 Plan that is exempt from the deduction limitations under Section 162(m). Section 162(m) generally provides that compensation provided by a publicly held corporation to its "covered employees" (the corporation's chief executive officer or any of its three most highly paid executive officers (other than its chief executive officer or chief financial officer)) is not deductible by the corporation for U.S. federal income tax purposes for any taxable year to the extent it exceeds $1 million. This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under Section 162(m), including the requirement that the material terms of the related performance goals be disclosed to and approved by the corporation's stockholders not less frequently than every five years. Under Section 162(m), the material terms include the class of eligible employees, a description of the business criteria on which the performance goals may be based and the maximum amount that can be paid to any participant for a specified period. These terms are described below for our 2010 Plan under 2010 Plan Summary—Eligibility,—Performance Goals and—Limitations on Grants.

        The performance goals set forth in the 2010 Plan were last approved by our stockholders five years ago, and there have been no changes to the list of potential performance goals since that time.

        We believe that it is in our and our stockholders' best interests to approve the material terms of the performance goals under our 2010 Plan, as required for purposes of the performance-based compensation exemption, so that we are in a position to maximize corporate deductibility of our equity compensation to the extent that it is practicable to do so, permissible under Section 162(m) and our compensation and HR committee has determined to seek such deduction under Section 162(m). Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval, there can be no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m). Furthermore, our compensation and HR committee will continue to have authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

2010 Plan Summary

        The following is a summary of the terms of our 2010 Plan. This summary is qualified in its entirety by reference to the complete text of our 2010 Plan, which is attached as Appendix A to this proxy statement and incorporated herein by reference. This summary is not intended to be a complete description of the terms of our 2010 Plan.

        Number of Shares Issuable under our 2010 Plan.    Subject to adjustment for stock splits and similar events, as well as the provision described below, the total number of shares that may be delivered under our 2010 Plan is limited to the sum of:

  •
  6,000,000 shares of Class A common stock; and

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  the number of shares of common stock that are represented by awards that are forfeited, expired, cancelled or terminated (without exercise) under our 1998 Amended and Restated Stock Option Plan, Amended and Restated 2002 Stock Incentive Plan, 2002 California Stock Incentive Plan and Amended and Restated 2005 Plan on or after the effective date of our 2010 Plan, up to a maximum of 16,700,000 shares of our Class A common stock.

        The number of shares that we may issue under our 2010 Plan may be increased annually, within certain limits, by affirmative action of our board of directors. This annual increase is equal to the lesser of (a) 6,600,000 shares, (b) 4% of the shares of common stock outstanding on the first day of the then-current fiscal year, or (c) such lesser number of shares as our board of directors may approve. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization, reclassification or other change in our capital structure, other than an ordinary cash dividend, our board of directors or compensation and HR committee will make appropriate adjustments to the number and class of securities available for issuance under our 2010 Plan, the maximum number of shares with respect to which awards may be granted during a specified period in compliance with Section 162(m), the number and class of securities subject to outstanding awards, and any other provision of awards affected by such change.

        Generally, shares of Class A common stock reserved for awards under our 2010 Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award, or shares of common stock withheld for taxes, will not be available for future grant.

        Plan Administration.    Our compensation and HR committee has full power and discretionary authority, consistent with the terms of our 2010 Plan and applicable law, to, among other things, select the participants to whom awards will be granted, to determine the type of awards and the number of shares of Class A common stock to be covered by awards, to determine the exercise or purchase price of awards, and to determine the specific terms and conditions of each award, including the vesting terms of the award, if any. Our compensation and HR committee is authorized to interpret the provisions of our 2010 Plan and to make any rules and determinations which it deems advisable for the administration of our 2010 Plan. To the extent permitted under applicable law, our compensation and HR committee may delegate to any person all or part of the compensation and HR committee's authority and duties with respect to the granting of awards to participants other than directors and officers who are subject to the reporting and other provisions of Section 16 of the Exchange Act.

        Eligibility.    Our employees, officers, directors, consultants and advisors who provide services to our company are eligible to receive awards under our 2010 Plan. We may also grant awards under our 2010 Plan to employees, directors, consultants and advisors of a corporation that is a parent or subsidiary of our company or an affiliate, for purposes of Section 424 of the Internal Revenue Code. Only our employees and officers and the employees and officers of any of our affiliates are eligible to receive stock options that qualify as incentive stock options under Section 422 of the Internal Revenue Code.

        The granting of awards under our 2010 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. Approximately 474 employees, including five employees who are executive officers of our company, and nine non-employee directors were eligible to participate in our 2010 Plan as of March 31, 2016. On March 31, 2016, the closing price of our Class A common stock on the NASDAQ Global Select Market was $10.94 per share.

        Limitations on Grants.    The awards granted to a participant under our 2010 Plan in any given fiscal year may not exceed an aggregate of 1,000,000 shares.

        Performance Goals.    To enable certain awards granted under our 2010 Plan to a covered employee to qualify as "performance-based" compensation under Section 162(m), our 2010 Plan provides that our compensation and HR committee may require that the vesting of such awards be conditioned on the satisfaction of objectively determinable performance criteria based on one or more of the following goals with respect to Ironwood, an affiliate of Ironwood or a division or strategic business unit of Ironwood or an affiliate of Ironwood: achievement of research, clinical trial or other drug development objectives; achievement of regulatory objectives; achievement of manufacturing and/or supply chain objectives; sales; revenues; assets; expenses; earnings or earnings per share; earnings before interest and taxes (EBIT) or EBIT per share; earnings before interest, taxes, depreciation and amortization (EBITDA) or EBITDA per share; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow or cash flow per share; stock price; stockholder return; income, pre-tax income, net income, operating income, pre-tax profit, operating profit, net operating profit or economic profit; gross margin, operating margin, profit margin, return on operating revenue, return on operating assets, cash from operations, operating ratio or operating revenue; market capitalization; customer expansion or retention; acquisitions or divestitures (in whole or in part) and/or integration activities related thereto; joint ventures, collaborations, licenses and strategic alliances, and/or the management and performance of such relationships; spin-offs, split-ups or similar transactions; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; achievement of litigation-related objectives and/or objectives related to litigation expenses; achievement of human resource, organizational and/or personnel objectives; achievement of information technology or information services objectives; or achievement of real estate, facilities or space-planning objectives. In the areas of drug research, development, regulatory affairs and commercialization, if a third party partner that is party to a licensing or collaboration agreement with the company accomplishes a development milestone, regulatory achievement, or commercialization or sales target with the partnered asset, then such third party partner's accomplishment shall constitute an achievement of ours. The foregoing performance goals may be determined (i) on an absolute basis, (ii) relative to internal goals or levels attained in prior years, (iii) related to other companies or indices, or (iv) as ratios expressing relationships between two or more performance goals. The performance goals may include a threshold level of performance below which no performance-based awards will be issued or no vesting of performance-based awards will occur, levels of performance at which performance-based awards will be issued or specified vesting of performance-based awards will occur, and a maximum level of performance above which no additional issuances will be made or at which full vesting of performance-based awards will occur.

        Our compensation and HR committee has the authority to take appropriate action with respect to the performance goals, including to make adjustments to the performance goals or determine the satisfaction of the performance goals, provided that any such actions do not otherwise violate Section 162(m) or the other terms of our 2010 Plan.

        Stock options and stock appreciation rights can qualify for the performance-based compensation exemption under Section 162(m) without regard to these or other vesting conditions, if the exercise price is not less than the fair market value of our Class A common stock on the date of grant.

        Stock Options.    Our 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and non-qualified stock options. To qualify as an incentive stock option, the option and the participant must meet the federal tax requirements, including a $100,000 annual limit on the value of shares subject to incentive stock options that first become exercisable by the participant in any one fiscal year. Options granted under our 2010 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed such annual limit on incentive stock options.

        For each stock option granted under our 2010 Plan, the compensation and HR committee or its designee will determine the number of shares of Class A common stock covered by the stock option, the term of the stock option, the exercise price, and the conditions and limitations applicable to the exercise of the stock option and the Class A common stock issued thereunder, including vesting provisions. The exercise price of each option is determined by the compensation and HR committee or its designee, but may not be less than 100% of the fair market value, which is the closing sale price of our Class A common stock on the date of grant. If the participant ceases to be an employee, director or consultant for any reason other than death, disability or a termination for cause, such participant shall be permitted to exercise the portion of the stock option that vested prior to the date of such cessation of service within the earlier of three months following the date of such cessation of service or the date of expiration of the stock option under its original term. If the participant's service is terminated for cause, the participant's right to exercise any unexercised portion of the stock option will terminate immediately. In the event of disability or death, the participant or the participant's survivors will be permitted to exercise the portion of the stock option that vested prior to the date of such event within the earlier of one year following the date of such cessation of service or the date of expiration of the stock option under its original term.

        Stock options may be exercised in whole or in part by giving written or electronic notice to us or our designee, together with provision for payment of the exercise price in such form as may be permitted by the terms of the stock option or by the compensation and HR committee. Our 2010 Plan permits the following forms of payment for the exercise price of stock options: (a) cash or check, (b) at the discretion of our compensation and HR committee, delivery of shares of our Class A common stock owned by the participant for at least six months (if required to avoid negative accounting treatment) and having a fair market value equal, as of the date of exercise, to the cash exercise price, (c) having us retain from the shares otherwise issuable upon exercise of the stock option a number of shares having a fair market value equal, as of the date of exercise, to the cash exercise price, (d) at the discretion of our compensation and HR committee, payment through a cashless exercise program established with a securities brokerage firm and approved by the compensation and HR committee, (e) at the discretion of the compensation and HR committee, any combination of the foregoing, or (f) such other lawful consideration as the compensation and HR committee, in its discretion, may permit.

        Stock Grants and Stock-Based Awards.    Our 2010 Plan allows for the grant of shares to a participant upon such terms and conditions as the compensation and HR committee may determine. The compensation and HR committee may grant a "restricted stock award" under which shares are subject to repurchase or forfeiture if the participant's employment or service terminates within a specified period or if the participant fails to achieve certain performance goals. The compensation and HR committee also has the right to grant other awards based on or with reference to our Class A common stock or its trading price, including, without limitation, the grant of securities convertible into Class A common stock, stock appreciation rights, phantom stock awards and RSUs and other stock units. Our 2010 Plan permits the following forms of payment, if required by the award terms, for the purchase price of stock grants and other stock-based awards: (a) cash or check, (b) at the discretion of our compensation and HR committee, delivery of shares of our Class A common stock owned by the participant for at least six months (if required to avoid negative accounting treatment) and having a fair market value equal, as of the date of acceptance of the award, to the cash purchase price, (c) at the discretion of the compensation and HR committee, a combination of the foregoing, or (d) such other lawful consideration as the compensation and HR committee, in its discretion, may permit.

        Tax Withholding.    Participants in our 2010 Plan are responsible for the payment of any federal, state or local income taxes, employment taxes or other amounts that we are required by law to withhold upon the exercise or acceptance of any award, the vesting of an award or for any other reason required by law. We may withhold from the participant's compensation, if any, the statutory minimum amount of such withholding, or we may require that the participant make a cash payment to us for such amount. Subject to approval by our compensation and HR committee, a participant may satisfy such withholding obligation by delivery of shares of our Class A common stock, including holding back shares of stock from the award that created the withholding obligation, with a fair market value equal to the statutory minimum amount of such withholding.

        Change of Control Provisions.    The 2010 Plan contains provisions addressing the consequences of a "corporate transaction." A corporate transaction is generally a transaction in which our company is to be consolidated with or acquired by another entity through a merger, consolidation or sale of all or substantially all of our assets. In connection with a corporate transaction, our board of directors or compensation and HR committee will take, or cause to be taken, any of the following actions as to all or any outstanding stock options, on such terms as the board of directors or compensation and HR committee determines, unless otherwise specifically provided by the terms of the stock option:

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  assumption of stock options by the acquiring or surviving entity;

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  upon written notice, provide that unexercised stock options, with such options being made fully exercisable, must be exercised within a specified number of days, at the end of which period such stock options, if not exercised, shall terminate; or

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  termination of unexercised stock options, with such stock options being made fully exercisable, in exchange for a cash payment to the holder of such stock options equal to the difference between the per share consideration received by common stockholders in the corporate transaction and the exercise price of each such stock option.

        With respect to outstanding stock grants, the board of directors or compensation and HR committee shall make provision for the substitution of stock grants by the surviving or acquiring entity or for the termination of stock grants in exchange for payment in an amount equal to the consideration payable in the corporate transaction to a holder of the number of shares of Class A common stock comprising such stock grants and shall appropriately adjust other stock-based awards.

        Amendment of our 2010 Plan.    Our stockholders, and in certain instances, our board of directors or compensation and HR committee, may amend our 2010 Plan at any time. However, no such action may adversely affect any rights under any outstanding award without the participant's consent.

        Duration and Termination of our 2010 Plan.    Our 2010 Plan will terminate on December 17, 2019, unless terminated earlier by vote of our stockholders or board of directors. No awards may be made after termination of our 2010 Plan, but previously granted awards may continue beyond the termination date in accordance with their terms.

U.S. Federal Income Tax Consequences of Options, Restricted Stock and RSUs Granted under our 2010 Plan

        The following is a general summary of the material U.S. federal income tax consequences, under the current provisions of the Internal Revenue Code and regulations, to participants who are either U.S. citizens or residents of certain transactions with respect to options, restricted stock and RSUs granted under our 2010 Plan. Changes to these laws could alter the tax consequences described below. This summary assumes that all options granted under our 2010 Plan are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code related to non-qualified deferred compensation.

        Incentive Stock Options.    Incentive stock options are intended to qualify for treatment under Section 422 of the Internal Revenue Code. An employee is not required to recognize for regular U.S. federal income tax purposes any taxable income as a result of the grant or as a result of the employee's exercise of an option that is treated for tax purposes as an incentive stock option; however, the difference between the exercise price and the fair market value of the shares at the time of exercise constitutes alternative minimum taxable income and may require payment of an alternative minimum tax. On a sale of the shares acquired through exercise of an incentive stock option, provided such sale does not occur (a) within two years of the date of grant of the option or (b) within one year after the date of exercise, any recognized gain (or loss) will be taxed as long term capital gain (or loss) and our company will not be entitled to any deduction in connection with the sale (or the grant or exercise) of the incentive stock option. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year after the date of exercise, the tax basis of the shares for the purpose of a subsequent sale generally includes the option price paid for the shares.

        However, if the employee disposes of the shares acquired upon exercise of an incentive stock option before the later of (a) two years from the date of grant and (b) one year after the date of exercise, the employee will be treated as having received, at the time of disposition, compensation taxable as ordinary income, and a corresponding deduction will be available to our company. The amount treated as compensation income is, in general, the excess of the fair market value of the shares at the time of exercise over the exercise price, and if the disposition is a taxable sale any additional gain recognized in the sale would be a capital gain, long or short term depending on how long such shares were held. With limited exceptions, if the disposition is a sale or exchange at a price less than the value of the shares at time of exercise, any ordinary income resulting from the disposition would be limited to the excess, if any, of the sale price over the exercise price. For purposes of determining capital gain or loss on a sale of shares acquired upon exercise of an incentive stock option, where the sale occurs before the later of two years from the date of grant and one year after the date of exercise, the tax basis of the shares generally includes the option price paid for the shares and the compensation income resulting from the sale of the shares.

        Nonqualified Stock Options.    Upon the grant of a nonqualified stock option to purchase shares of our Class A common stock under our 2010 Plan, the recipient will not be required to recognize any U.S. federal taxable income as a result of the grant. However, the recipient (or its transferee, if the recipient has transferred its award) will be required to recognize ordinary income on the date the recipient (or its transferee) exercises the nonqualified stock option. Generally, the measure of the income will be equal to the difference between the fair market value of the shares on the date of exercise and the option price. The tax basis of the shares acquired on exercise of a nonqualified stock option for the purpose of determining gain or loss on a subsequent sale generally includes the option price paid and the ordinary income resulting from exercise of the nonqualified stock option. The income on exercise of a nonqualified stock option awarded to an employee is subject to federal tax withholding. Generally, our company will be entitled to a deduction in the amount reported as income on the exercise of a nonqualified stock option.

        Restricted Stock.    A participant who is awarded or purchases restricted stock generally does not have income until all applicable restrictions (referred to as the "substantial risk of forfeiture" for tax purposes) have lapsed. When the substantial risk of forfeiture lapses, the participant will have ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any. A participant may make a special election under Section 83(b) of the Internal Revenue Code to be taxed on restricted stock at the time the shares are acquired rather than later, when the substantial risk of forfeiture lapses. The so-called "83(b) election" must be made not later than 30 days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition, less any purchase price paid for the shares. Fair market value for this purpose is to be determined without regard to the forfeiture restrictions. If a participant makes an effective 83(b) election, no additional income will result by reason of the lapsing of the restrictions. If a participant does not make an effective 83(b) election, any dividends received on the restricted stock would be treated as ordinary income to the participant.

        For purposes of determining capital gain or loss on a sale of stock awarded to a participant, the participant's holding period in the shares begins when he or she realizes taxable income with respect to the transfer. The participant's tax basis in the shares equals the amount paid for the shares (if any) plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election in connection with an award or purchase of shares subject to a substantial risk of forfeiture and later forfeits the shares, any tax loss realized as a result of the forfeiture is limited to the excess of the amount the participant paid for the shares (if any) over the amount (if any) reimbursed in connection with the forfeiture.

        RSUs.    A promise under an award of RSUs by Ironwood to transfer shares (or cash measured by the value of shares) to a participant in the future does not itself result in taxable income to the participant. When the shares (or cash) are actually delivered, the participant will have ordinary income equal to the value of the shares at that time (or the cash payment received) unless the shares are subject to a substantial risk of forfeiture for tax purposes. If the shares themselves are subject to a substantial risk of forfeiture for tax purposes, the participant will instead generally have ordinary income equal to the value of the shares at the time the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant will generally have ordinary income equal to the fair market value of the shares at that time.

        Compensation Deduction Limitation.    Under Section 162(m), our company's federal income tax deductions for certain compensation paid to covered employees is limited to $1 million per year. Section 162(m) provides an exception to this limitation for certain "performance-based" compensation approved by a committee consisting solely of at least two "outside directors." If our stockholders reapprove the material terms of the performance goals under our 2010 Plan, and subject to our complying with other requirements, we may be able to use our 2010 Plan to grant awards that qualify for the performance-based compensation exemption provided that we satisfy the technical and operational requirements of Section 162(m) and elect to take such deduction.

        For additional information about our 2010 Plan, we encourage you to review the entire text of the plan, a copy of which is attached as Appendix A to this proxy statement.

New Plan Benefits

        Any future awards under our 2010 Plan will be made at the discretion of the compensation and HR committee as described above. Consequently, we cannot determine, with respect to any particular person or group, the number or value of the awards that will be granted in the future pursuant to our 2010 Plan.

Equity Plans

        The table below sets forth information with regard to securities authorized for issuance under our equity compensation plans as of December 31, 2015. As of December 31, 2015, we had four active equity compensation plans, each of which was approved by our stockholders:

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  Our Amended and Restated 2002 Stock Incentive Plan;

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  Our Amended and Restated 2005 Stock Incentive Plan;

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  Our 2010 Plan; and

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  Our Amended and Restated 2010 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants, and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	21,466,911	$11.18	11,410,963
Equity compensation plans not approved by security holders	—	—	—

Total	21,466,911	$11.18	11,410,963

(1)
Amount includes the number of shares subject to issuance upon exercise of 20,566,860 outstanding stock options and vesting of 900,051 RSUs.

(2)
Amount includes all outstanding stock options but does not include RSUs, which do not have an exercise price.

Vote Required

        The reapproval of the material terms of the performance goals under our 2010 Plan requires a majority of the votes cast for or against the proposal. Broker nominees do not have discretion to vote on this proposal without your instruction; if you do not instruct your nominee how to vote on this proposal, your nominee will deliver a non-vote. Abstentions and broker non-votes will not otherwise affect the outcome of this proposal.

 PROPOSAL NO. 3—RATIFICATION OF OUR SELECTION OF AUDITORS

Our board recommends that you ratify the selection of
Ernst & Young LLP as our auditors for fiscal year 2016.

        Our audit committee has appointed Ernst & Young LLP to serve as our auditors for the fiscal year ending December 31, 2016. The firm of Ernst & Young LLP, an independent registered public accounting firm, has audited the books and accounts of Ironwood since 1998 and has audited our financial statements for the years ended December 31, 2015, 2014 and 2013. Detailed disclosure of the audit, audit-related and tax fees we paid to Ernst & Young LLP in 2015 and 2014 are set forth below. Based on these disclosures and information in the audit committee report beginning on page 14 of this proxy statement, our audit committee is satisfied that our auditors are sufficiently independent of management to perform their duties properly. Although not legally required to do so, our board considers it desirable to seek, and recommends, stockholder ratification of its selection of auditors for fiscal year 2016.

        Representatives of Ernst & Young LLP are expected to attend the annual meeting to answer any questions and they will have the opportunity to make a statement if they wish.

        The table below presents aggregate fees for professional audit services rendered by Ernst & Young LLP for the years ended December 31, 2015 and 2014 for the audits of our annual financial statements, and fees billed for other services rendered by Ernst & Young LLP during those periods. It is the audit committee's policy that all audit and non-audit services to be performed by Ernst & Young LLP be pre-approved. The audit committee annually reviews and pre-approves the permissible services that may be provided by Ernst & Young LLP to assure the provision of such services does not impair the auditor's independence. In accordance with the pre-approval policy, our management informs the audit committee of each service performed by Ernst & Young LLP pursuant to the pre-approval policy. Requests to provide services that require separate approval by the audit committee are submitted to the audit committee or its designee by both our chief financial officer or chief accounting officer and Ernst & Young LLP. All of the services described in the following fee table were approved in conformity with the audit committee's pre-approval policy.

	2015	2014
Audit	$886,500	$739,500
Audit-related	$100,000	—
Tax	$5,000	$36,000
All other	$—	—

	$991,500	$775,500

        Audit fees for 2015 and 2014 were for professional services rendered for the audits of our financial statements, including accounting consultation, and reviews of quarterly financial statements, as well as for services that are normally provided in connection with regulatory filings or engagements, including comfort letters.

        Audit-related fees were for accounting consultations associated with our June 2015 offering of the 2.25% Convertible Senior Notes due 2022. All audit-related fees were approved by the audit committee.

        Tax fees for 2015 and 2014 were for professional services for the preparation of our federal and state tax returns and tax advice.

        Other than the foregoing, Ernst & Young LLP did not provide any other services to us in 2015 or 2014.

Vote Required

        The approval of the proposal to ratify the selection of Ernst & Young LLP as our auditors requires a majority of the votes cast for or against the proposal. Abstentions will not affect the outcome of this proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our directors, executive officers and beneficial owners of more than 10% of our Class A common stock and Class B common stock, combined, are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of our securities with the SEC. Our staff assists our directors and executive officers in preparing ownership reports and reporting ownership changes, and typically files these reports on their behalf. Based on a review of the copies of reports filed by us or by our 10% stockholders and representations that no other reports were required, we believe that during 2015, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, except as follows: George Conrades, a member of our board, did not timely file a Form 4 for a transfer of his and his spouse's voting interests in a limited liability company on February 17, 2015 and Mr. Conrades no longer being a manager of the limited liability company, which such changes resulted in Mr. Conrades no longer having a pecuniary interest in the Ironwood securities held by the limited liability company. This change in ownership was reported promptly upon recognition on April 15, 2015.

STOCKHOLDER COMMUNICATIONS, PROPOSALS AND NOMINATIONS FOR DIRECTORSHIPS

Communications

        A stockholder may send general communications to our board, any committee of our board or any individual director by directing such communication to Chief Legal Officer, Ironwood Pharmaceuticals, Inc., 301 Binney Street, Cambridge, Massachusetts 02142. All communications will be reviewed by our chief legal officer and, if requested by the stockholder, forwarded to our board or an individual director, as applicable. Our chief legal officer reserves the right not to forward to our board or any individual director any abusive, threatening or otherwise inappropriate materials.

        Any request for materials or other communications directed to our Secretary should be sent to: Secretary, Ironwood Pharmaceuticals, Inc., 301 Binney Street, Cambridge, Massachusetts 02142.

Proposals and Nominations

        Stockholders who wish to present a proposal for inclusion in our proxy materials for our 2017 annual meeting should follow the procedures prescribed in Rule 14a-8 under the Exchange Act and our bylaws. Those procedures require that we receive a stockholder proposal in writing no later than December 16, 2016 in order for such proposal to be included in our proxy materials.

        Under our bylaws, stockholders who wish to nominate a director or include a proposal in our 2017 annual meeting of stockholders (but do not wish to include such proposal in our proxy materials) must give us timely notice. To be timely, a notice of director nomination or other proposal for the 2017 annual meeting of stockholders must be received by us no earlier than March 3, 2017 and no later than April 2, 2017, unless the date of the 2017 annual meeting of stockholders is more than 30 days from the anniversary date of the 2016 annual meeting of stockholders, in which event the notice must be received by us on or before 15 days after the day on which the date of the 2017 annual meeting of stockholders is first disclosed in a public announcement. The notice must contain specified information that is prescribed in our bylaws about you and the director nominee or the proposal, as applicable. If any director nomination or stockholder proposal is submitted after April 2, 2017, our bylaws provide that the nomination or the proposal shall be disregarded.

SEC FILINGS

        We file annual, quarterly and current reports, as well as other information with the SEC. You can obtain any of them from the SEC at its website at www.sec.gov or at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The documents are also available from us without charge by requesting them in writing or by telephone from Ironwood Pharmaceuticals, Inc., 301 Binney Street, Cambridge, Massachusetts 02142, Attention: Corporate Communications, telephone: (617) 621-7722.

APPENDIX A

IRONWOOD PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2010 EMPLOYEE, DIRECTOR AND CONSULTANT
EQUITY INCENTIVE PLAN

        1.    DEFINITIONS.

        Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Ironwood Pharmaceuticals, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan, have the following meanings:

  Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

  Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

  Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan and pertaining to a Stock Right, in such form as the Administrator shall approve.

  Board of Directors means the Board of Directors of the Company.

  Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that this definition of "Cause" shall be superseded by (i) the definition of "Cause" contained in an agreement between a Participant and the Company or any Affiliate which is in effect at the time of such termination, with respect to that Participant and (ii) the definition of "Cause" contained in the Company's Change of Control Severance Benefit Plan to the extent such plan is in effect at the time of such termination, the Participant is a participant in such plan and such termination occurs within the period during which the Participant is eligible for enhanced severance benefits under the Company's Change of Control Severance Benefit Plan. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company; provided, however, that if the determination is made within the period during which the Participant is eligible for enhanced severance benefits under the Company's Change of Control Severance Benefit Plan, then the determination will be subject to de novo review.

  Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.

  Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan, or a subcommittee thereof that consists solely of two or more "outside" directors, as required under Section 162(m) of the Code.

  Common Stock means shares of the Company's Class A Common Stock, $0.001 par value per share.

  Company means Ironwood Pharmaceuticals, Inc., a Delaware corporation.

  Consultant means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's or its Affiliates' securities.

  Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

  Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

  Exchange Act means the Securities Exchange Act of 1934, as amended.

  Fair Market Value of a Share of Common Stock means:

          (1)   If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

          (2)   If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

          (3)   If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

  ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

  Non-Qualified Option means an option which is not intended to qualify as an ISO.

  Option means an ISO or Non-Qualified Option granted under the Plan.

  Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

  Performance-Based Award means a Stock Right as set forth in Paragraph 9 hereof.

  Performance Goals means performance goals based on one or more of the following criteria: achievement of research, clinical trial or other drug development objectives; achievement of regulatory objectives; achievement of manufacturing and/or supply chain objectives; sales; revenues; assets; expenses; earnings or earnings per share; earnings before interest and taxes (EBIT) or EBIT per share; earnings before interest, taxes, depreciation and amortization (EBITDA) or EBITDA per share; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow or cash flow per share; stock price; stockholder return; income, pre-tax income, net income, operating income, pre-tax profit, operating profit, net operating profit or economic profit; gross margin, operating margin, profit margin, return on operating revenue, return on operating assets, cash from operations, operating ratio or operating revenue; market capitalization; customer expansion or retention; acquisitions or divestitures (in whole or in part) and/or integration activities related thereto; joint ventures, collaborations, licenses and strategic alliances, and/or the management and performance of such relationships; spin-offs, split-ups or similar transactions; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; achievement of litigation-related objectives and/or objectives related to litigation expenses;

  achievement of human resource, organizational and/or personnel objectives; achievement of information technology or information services objectives; or achievement of real estate, facilities or space-planning objectives.

  The foregoing performance goals may be determined: (a) on an absolute basis, (b) relative to internal goals or levels attained in prior years, (c) related to other companies or indices, or (d) as ratios expressing relationships between two or more Performance Goals. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to the Company and/or an Affiliate, or a division or strategic business unit of the Company and/or an Affiliate, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no Performance-Based Award will be issued or no vesting will occur, levels of performance at which Performance-Based Awards will be issued or specified vesting will occur, and a maximum level of performance above which no additional issuances will be made or at which full vesting will occur. In the areas of drug research, development, regulatory affairs and commercialization, if a third party partner that is party to a licensing or collaboration agreement with the Company accomplishes a development milestone, regulatory achievement, or commercialization or sales target with the partnered asset, then such third party partner's accomplishment shall constitute an achievement of the Company.

  The satisfaction of each of the foregoing Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, to make adjustments to the Performance Goals or determine the satisfaction of the Performance Goals, in each case, in connection with a Corporate Transaction) provided that any such actions do not otherwise violate Section 162(m) of the Code or the terms of the Plan. In the case of Performance-Based Awards that are not intended to comply with Section 162(m) of the Code, the Committee may designate performance criteria from among the foregoing or such other performance criteria as it shall determine in its sole discretion.

  Plan means this Ironwood Pharmaceuticals, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan.

  Securities Act means the Securities Act of 1933, as amended.

  Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

  Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity-based award which is not an Option or a Stock Grant.

  Stock Grant means a grant by the Company of Shares under the Plan.

  Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan—an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

  Survivor means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

        2.    PURPOSES OF THE PLAN.

        The Plan is intended to encourage ownership of Shares by Employees and directors of, and certain Consultants to, the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

        3.    SHARES SUBJECT TO THE PLAN.

        (a)   The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 6,000,000 shares of Common Stock and (ii) any shares of common stock that are represented by awards granted under the Company's 1998 Amended and Restated Stock Option Plan, the Amended and Restated 2002 Stock Incentive Plan, the 2002 California Stock Incentive Plan and the Amended and Restated 2005 Stock Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of common stock or which result in the forfeiture of shares of common stock back to the Company on or after the effective date of this Plan, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 20 of this Plan; provided, however, that no more than 16,700,000 Shares shall be added to the Plan pursuant to Subclause (ii) above.

        (b)   Notwithstanding Subparagraph (a) above, on the first day of each fiscal year of the Company during the period beginning in fiscal year 2011, and ending on the second day of fiscal year 2019, the number of Shares that may be issued from time to time pursuant to the Plan, shall be increased by an amount equal to the lesser of (i) 6,600,000 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 20 of the Plan; (ii) 4% of the number of outstanding shares of common stock on such date; and (iii) an amount determined by the Board of Directors. The increase in the number of Shares available for issuance under this Plan set forth in this Subparagraph (b) shall be subject to the approval of the Board of Directors and shall be effective upon the first day of each applicable fiscal year; provided, however, that in the event the Board of Directors has not approved an increase on or before the first day of the applicable fiscal year, the number of Shares available for issuance under this Plan shall remain the same until such time that the Board of Directors approves an increase under this Paragraph (b).

        (c)   If an Option ceases to be "outstanding", in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate's tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Subparagraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

        4.    ADMINISTRATION OF THE PLAN.

        The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator.

        Subject to the provisions of the Plan, the Administrator is authorized to:

          (a)   Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

          (b)   Determine which Employees, directors and Consultants shall be granted Stock Rights;

          (c)   Determine the number of Shares for which a Stock Right or Stock Rights shall be granted; provided, however, that in no event shall Stock Rights with respect to more than 1,000,000 Shares be granted to any Participant in any fiscal year;

          (d)   Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

          (e)   Determine Performance Goals; and

          (f)    Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right; provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of: (i) not causing any adverse tax consequences under Section 409A of the Code and (ii) preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing and except as otherwise provided in the definition of Cause provided in Paragraph 1 above, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

        To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).

        5.    ELIGIBILITY FOR PARTICIPATION.

        The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

        6.    TERMS AND CONDITIONS OF OPTIONS.

        Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

          (a)   Non-Qualified Options:    Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

    (i)
    Exercise Price:    Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.

    (ii)
    Number of Shares:    Each Option Agreement shall state the number of Shares to which it pertains.

    (iii)
    Option Periods:    Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

    (iv)
    Option Conditions:    Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

    A.
    The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

    B.
    The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

          (b)   ISOs:    Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

    (i)
    Minimum standards:    The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Subparagraph 6(a) above, except Subclause (i) thereunder.

    (ii)
    Exercise Price:    Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

    A.
    10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

    B.
    More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

    (iii)
    Term of Option:    For Participants who own:

    A.
    10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

    B.
    More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

    (iv)
    Limitation on Yearly Exercise:    The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

        7.    TERMS AND CONDITIONS OF STOCK GRANTS.

        Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

          (a)   Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

          (b)   Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

          (c)   Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time or attainment of Performance Goals upon which such rights shall accrue and the purchase price therefor, if any.

        8.    TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

        The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

        The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

        9.    PERFORMANCE-BASED AWARDS.

        A Participant's Performance-Based Award shall be determined based on the attainment of written Performance Goals, which must be objective and approved by the Committee while the outcome for that performance period is substantially uncertain, and no more than ninety (90) days after the commencement of the performance period to which the Performance Goal relates or, if less, the number of days which is equal to twenty-five percent (25%) of the relevant performance period. The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will vest for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance-Based Award to a given Participant may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Committee.

        10.    EXERCISE OF OPTIONS AND ISSUE OF SHARES.

        An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph 10 for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised, or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

        The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

        The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 23) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Subclause 6(b)(iv).

        The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of any Option including, but not limited to, pursuant to Section 409A of the Code.

        11.    ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

        A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the aggregate exercise price, if any, in accordance with this Paragraph 11 for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

        The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

        The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant, and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, pursuant to Section 409A of the Code.

        12.    RIGHTS AS A SHAREHOLDER.

        No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the aggregate exercise or purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company's share register in the name of the Participant.

        13.    ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

        By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (a) by will or by the laws of descent and distribution, or (b) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with Subparagraph (a) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph 13. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant's lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

        14.    EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

          (a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant's Option Agreement.

          (b)   Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant's termination of employment.

          (c)   The provisions of this Subparagraph (c), and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant's Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one year after the date of the Participant's termination of service, but in no event after the date of expiration of the term of the Option.

          (d)   Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

          (e)   A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.

          (f)    Except as required by law or as set forth in a Participant's Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

        15.    EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Option Agreement, the following rules apply if the Participant's service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

          (a)   All outstanding and unexercised Options as of the time the Participant is notified that his or her service is terminated for Cause will immediately be forfeited.

          (b)   Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

        16.    EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement:

          (a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to him or her to the extent that the Option has become exercisable but has not been exercised on the date of Disability.

          (b)   A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant's termination due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

          (c)   The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

        17.    EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Option Agreement:

          (a)   In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's

  Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death.

          (b)   If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

        18.    PURCHASE FOR INVESTMENT.

        Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

          (a)   The person who exercises or accepts such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant:

    "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

          (b)   At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the Securities Act without registration thereunder.

        19.    DISSOLUTION OR LIQUIDATION OF THE COMPANY.

        Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

        20.    ADJUSTMENTS.

        Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant's Agreement:

          (a)    Stock Dividends and Stock Splits.    If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per share, to reflect such events. The number of Shares subject to the limitations in Subparagraphs 3(a), 3(b) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

          (b)    Corporate Transactions.    If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company's assets other than a transaction to merely change the state of incorporation (a "Corporate Transaction"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (any such Options being made fully exercisable for purposes of this Subparagraph (b)), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (any such Options being made fully exercisable for purposes of this Subparagraph (b)) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

        With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant.

        In taking any of the actions permitted under this Subparagraph 20(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

          (c)    Recapitalization or Reorganization.    In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

          (d)    Adjustments to Stock-Based Awards.    Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 20, including, but not limited to the effect of any, Corporate Transaction and, subject to Paragraph 4, its determination shall be conclusive. Except as permitted in this Subparagraph 20(d), the Administrator may not, without obtaining stockholder approval: (a) amend the terms of any outstanding Stock-Based Award to reduce the exercise price of such Stock-Based Award; (b) cancel any outstanding Stock-Based Award in exchange for an Option or Stock-Based Award with an exercise price that is less than the exercise price of the original Stock-Based Award; or (c) cancel any outstanding Stock-Based Award with an exercise price above the current stock price in exchange for cash or other securities.

          (e)    Modification of Options.    Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would constitute a "modification" of any ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the Option. This Subparagraph (e) shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Subclause 6(b)(iv).

        Except as permitted in this Subparagraph 20(e), the Administrator may not, without obtaining stockholder approval: (a) amend the terms of any outstanding Option to reduce the exercise price of such Option; (b) cancel any outstanding Option in exchange for an Option or Stock-Based Award with an exercise price that is less than the exercise price of the original Option; or (c) cancel any outstanding Option with an exercise price above the current stock price in exchange for cash or other securities.

          (f)    Modification of Performance-Based Awards.    Notwithstanding the foregoing, with respect to any Performance-Based Award that is intended to comply as "performance based compensation" under Section 162(m) of the Code, the Committee may adjust proportionately the number of Shares payable pursuant to a Performance-Based Award to reflect the Corporate Transaction or other event but may not otherwise increase the number of Shares, and the Committee may not waive the achievement of the applicable Performance Goals except in the case of death or Disability of the Participant or in connection with a Corporate Transaction.

        21.    ISSUANCES OF SECURITIES.

        Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

        22.    FRACTIONAL SHARES.

        No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

        23.    CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS.

        The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

        24.    WITHHOLDING.

        In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 25) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

        25.    NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

        Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

        26.    TERMINATION OF THE PLAN.

        The Plan will terminate on December 17, 2019. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

        27.    AMENDMENT OF THE PLAN AND AGREEMENTS.

        The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise); to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers; and, in order to continue to comply with Section 162(m) of the Code. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

        28.    EMPLOYMENT OR OTHER RELATIONSHIP.

        Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

        29.    GOVERNING LAW.

        This Plan shall be construed and enforced in accordance with the laws of the State of Delaware.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. IRONWOOD PHARMACEUTICALS, INC. 301 BINNEY STREET CAMBRIDGE, MA 02142 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E08022-P75959 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. IRONWOOD PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) Marsha H. Fanucci Terrance G. McGuire Edward P. Owens Christopher T. Walsh For Against Abstain The Board of Directors recommends you vote FOR the following proposals: ! ! ! ! ! ! 2. Reapproval of the material terms of the performance goals under the Company's Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016. 3. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com. E08023-P75959 IRONWOOD PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 1, 2016 9:00 AM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Peter M. Hecht and Thomas Graney, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IRONWOOD PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time on June 1, 2016 at Ironwood Pharmaceuticals, Inc., 301 Binney Street, Cambridge, MA 02142, and any adjournment or postponement thereof. The stockholder(s) hereby revoke(s) any proxy previously given and acknowledge(s) receipt of the notice and proxy statement for the Annual Meeting of Stockholders. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: